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                                   $25,000,000



                                CREDIT AGREEMENT



                                     between



                                   KROLL INC.



                                  as Borrower,



                                       and



                              FLEET NATIONAL BANK,



                                    as Lender







                            Dated as of March 6, 2003

 ------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I DEFINITIONS; ACCOUNTING TERMS......................................1
   Section 1.01 Definitions..................................................1
   Section 1.02 Accounting Terms............................................18

ARTICLE II THE CREDIT.......................................................18
   Section 2.01 Loans.......................................................18
   Section 2.02 The Note....................................................19
   Section 2.03 Purpose.....................................................19
   Section 2.04 Borrowing Procedures........................................19
   Section 2.05 Optional Prepayments, Conversions and Revolving Credit
                  Commitment Reductions.....................................19
   Section 2.06 Mandatory Prepayments.......................................19
   Section 2.07 Interest Periods; Renewals..................................19
   Section 2.08 Certain Notices.............................................20
   Section 2.09 Minimum Amounts.............................................20
   Section 2.10 Interest....................................................21
   Section 2.11 Fees........................................................21
   Section 2.12 Payments Generally..........................................22

ARTICLE III LETTERS OF CREDIT...............................................23
   Section 3.01 L/C Commitment..............................................23
   Section 3.02 Procedure for Issuance of Letters of Credit.................23
   Section 3.03 Reimbursement; Obligations of Borrower......................24
   Section 3.04 Obligations Absolute........................................25
   Section 3.05 Conflict....................................................25
   Section 3.06 Documents...................................................25
   Section 3.07 Partial Shipments...........................................26
   Section 3.08 Extensions, Increases and Other Modifications to
                  Letters of Credit.........................................26
   Section 3.09 Limitations of Liability....................................26
   Section 3.10 Compliance with Regulations; Licenses; Insurance............27
   Section 3.11 Violations of Law...........................................27
   Section 3.12 Law and Regulations; Additional Payments....................27
   Section 3.13 Compliance with Letters of Credit...........................28

ARTICLE IV YIELD PROTECTION; ILLEGALITY; ETC................................28
   Section 4.01 Additional Costs............................................28
   Section 4.02 Limitation on Libor Rate Loans..............................30
   Section 4.03 Illegality..................................................31
   Section 4.04 Certain Conversions Pursuant to Sections 4.01
                  and Section 4.03..........................................31
   Section 4.05 Certain Compensation........................................31
   Section 4.06 Lending Office Designations.................................32

ARTICLE V CONDITIONS PRECEDENT..............................................32
   Section 5.01 Conditions Precedent to All Loans and Letters of Credit.....32
   Section 5.02 Documentary Conditions Precedent to Initial Loans
                  and Initial Letters of Credit.............................33
   Section 5.03 Additional Conditions Precedent.............................35
   Section 5.04 Deemed Representations......................................36

ARTICLE VI REPRESENTATIONS AND WARRANTIES...................................36
   Section 6.01 Incorporation, Good Standing and Due Qualification..........36
   Section 6.02 Subsidiaries and Affiliates; Immaterial Subsidiaries........37
   Section 6.03 Capitalization..............................................37
   Section 6.04 Owned Real Property.........................................37
   Section 6.05 Leased Real Property........................................37
   Section 6.06 Material Contracts..........................................37
   Section 6.07 Corporate Power and Authority...............................37
   Section 6.08 Legally Enforceable Agreements..............................38
   Section 6.09 No Violation................................................38
   Section 6.10 Licenses, Approvals, etc....................................38
   Section 6.11 Litigation..................................................38
   Section 6.12 Financial Statements........................................39
   Section 6.13 Taxes.......................................................39
   Section 6.14 ERISA.......................................................40
   Section 6.15 Environmental Matters.......................................40
   Section 6.16 Labor Disputes..............................................40
   Section 6.17 Investment Company Act of 1940; etc.........................40
   Section 6.18 No Forfeiture...............................................40
   Section 6.19 Solvency....................................................40
   Section 6.20 Patents, Trademarks, etc....................................40
   Section 6.21 Offer of Notes..............................................41
   Section 6.22 Use of Proceeds.............................................41
   Section 6.23 Disclosure; No Material Adverse Effect......................41
   Section 6.24 Location of Books and Records...............................41
   Section 6.25 Fiscal Year.................................................41
   Section 6.26 Exchange Act Filings........................................41

ARTICLE VII AFFIRMATIVE COVENANTS...........................................42
   Section 7.01 Maintenance of Existence; Preservation of Rights,
                  Licenses etc..............................................42
   Section 7.02 Conduct of Business.........................................42
   Section 7.03 Maintenance of Properties...................................42
   Section 7.04 Maintenance of Records......................................42
   Section 7.05 Maintenance of Insurance....................................42
   Section 7.06 Compliance with Laws........................................43
   Section 7.07 Right of Inspection; Field Examinations.....................43
   Section 7.08 Reporting Requirements......................................43
   Section 7.09 Additional Subsidiaries.....................................46
   Section 7.10 Payment of Taxes and Claims.................................47
   Section 7.11 Bank Accounts...............................................47

   Section 7.12 Material Contracts..........................................47

ARTICLE VIII NEGATIVE COVENANTS.............................................47
   Section 8.01 Debt........................................................47
   Section 8.02 Guaranties..................................................48
   Section 8.03 Liens.......................................................49
   Section 8.04 Leases......................................................49
   Section 8.05 Investments.................................................49
   Section 8.06 Distributions...............................................50
   Section 8.07 Sale of Assets..............................................51
   Section 8.08 Transactions with Affiliates................................51
   Section 8.09 Mergers; Organization of New Subsidiaries...................52
   Section 8.10 Subsidiaries' Stock and Debt................................53
   Section 8.11 Acquisitions................................................53
   Section 8.12 Fiscal Year.................................................54
   Section 8.13 Restrictions................................................54
   Section 8.14 Sale-Leaseback Transactions.................................54
   Section 8.15 Accounting Change...........................................54
   Section 8.16 Charter Amendments..........................................54
   Section 8.17 Amendment, Modification and Termination of
                  Material Contracts........................................54
   Section 8.18 Immaterial and Foreign Subsidiaries.........................54

ARTICLE IX FINANCIAL COVENANTS..............................................55
   Section 9.01 Leverage Ratio..............................................55
   Section 9.02 Total Liabilities to Consolidated Net Worth Ratio...........56
   Section 9.03 Quarterly Net Income........................................56
   Section 9.04 Minimum EBITDA..............................................56
   Section 9.05 Domestic Assets.............................................56

ARTICLE X EVENTS OF DEFAULT.................................................56
   Section 10.01 Events of Default..........................................56
   Section 10.02 Remedies...................................................58
   Section 10.03 Remedies Cumulative........................................59
   Section 10.04 Application of Proceeds....................................59

ARTICLE XI INTENTIONALLY OMMITTED...........................................59

ARTICLE XII MISCELLANEOUS...................................................60
   Section 12.01 Amendments and Waivers; Remedies Cumulative................60
   Section 12.02 Usury......................................................60
   Section 12.03 Costs; Expenses; Taxes; Indemnification....................60
   Section 12.04 Survival...................................................61
   Section 12.05 Assignment; Participations.................................61
   Section 12.06 Notices....................................................63
   Section 12.07 Setoff.....................................................64
   Section 12.08 JURISDICTION; IMMUNITIES...................................65
   Section 12.09 Table of Contents; Headings................................66

   Section 12.10 Severability...............................................66
   Section 12.11 Entire Agreement...........................................66
   Section 12.12 GOVERNING LAW..............................................66
   Section 12.13 Confidentiality............................................66
   Section 12.14 Replacement Notes, Etc.....................................67
   Section 12.15 Treatment of Certain Information...........................67
   Section 12.16 Counterparts...............................................67

EXHIBITS:
Exhibit A         Form of Revolving Credit Note
Exhibit B         Form of Guaranty Agreement
Exhibit C         Form of Pledge Agreement
Exhibit D         Form of Security Agreement
Exhibit E         Form of Trademark Security Agreement
Exhibit F         Form of Deposit Account Control Agreement
Exhibit G         Form of Compliance Certificate

SCHEDULES:
Schedule 1.01A    Definition of Business
Schedule 1.01B    Consolidated EBITDA
Schedule 1.01C    Certain Permitted Liens
Schedule 6.02     Subsidiaries; Immaterial Subsidiaries; Guarantors
Schedule 6.03     Capitalization
Schedule 6.04     Owned Real Properties
Schedule 6.05     Leased Real Properties
Schedule 6.06     Material Contracts
Schedule 6.11     Litigation
Schedule 6.15     Environmental Matters
Schedule 6.19     Solvency
Schedule 6.20     Patents, Trademarks, etc.
Schedule 6.23     Material Adverse Effect
Schedule 6.24     Location of Books and Records
Schedule 8.01(e)  Existing Debt
Schedule 8.05(f)  Existing Investments

                                CREDIT AGREEMENT

      CREDIT AGREEMENT, dated as of March 6, 2003 between KROLL INC., a corporation organized under the laws of Delaware (together with its successors and permitted assigns, the "Borrower"), and FLEET NATIONAL BANK, a national banking association organized under the laws of the United States (together with its successors and assigns, the "Lender") (as amended, supplemented or otherwise modified from time to time, this "Agreement").

      WHEREAS, the Borrower has requested the Lender to extend credit to it in order to enable it to borrow under a revolving loan facility on and after the date hereof and at any time and from time to time prior to the Revolving Credit Termination Date a principal amount not in excess of an aggregate of $25,000,000 at any time outstanding;

      WHEREAS, the proceeds of such borrowings are to be used to repay outstanding indebtedness under an existing revolving credit facility (if any) and thereafter finance ongoing working capital requirements and other general corporate expenditures incurred in the ordinary course of business; and

      WHEREAS, the Lender is willing to make such revolving loan facility available to the Borrower and to issue Standby Letters of Credit and documentary Letters of Credit, on the terms and subject to the conditions set forth herein;

      NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I
                          DEFINITIONS; ACCOUNTING TERMS

Section 1.01 Definitions. As used in this Agreement the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

      "Acquisition" means any transaction pursuant to which Borrower or any of its Subsidiaries (a) purchases or otherwise acquires a majority of the equity securities (or warrants, options or other rights to acquire such a majority of equity securities, or securities convertible or exchangeable into such warrants, options or other rights) of a Subsidiary or any other Person such that such Person becomes a Subsidiary of Borrower or any of its Subsidiaries (other than equity securities or other ownership interests of a Person organized and formed by Borrower and/or one of its Subsidiaries as a new Wholly-Owned Subsidiary),
(b) causes or permits any Person to be merged into Borrower or any of its Subsidiaries, in any case pursuant to a merger, purchase of assets or any reorganization providing for the delivery or issuance to the holders of such Person's then outstanding securities, in exchange for such securities, of cash, assets or securities of the Borrower or any of its Subsidiaries, or a combination thereof, (c) purchases all or substantially all of the business or assets of any Person, or (d) makes investments in joint ventures, provided that no transaction solely between Borrower and any Subsidiary or solely between a Subsidiary and any other Subsidiary shall be deemed to be an "Acquisition" if the surviving entity of such transaction is either the Borrower or a Domestic Subsidiary.

      "Additional Costs" has the meaning assigned to such term in Section
4.01(a).

      "Affiliate" means any Person which (a) directly or indirectly Controls, or is Controlled by, or is under common Control with, Borrower or any of its Subsidiaries, (b) directly or indirectly beneficially owns or holds 10% or more of any class of equity securities of the Borrower or any of its Subsidiaries having ordinary voting power for the election of directors of Borrower or any of its Subsidiaries, (c) 10% more of any class of equity securities of which is directly or indirectly beneficially owned or held by Borrower or any of its Subsidiaries having ordinary voting power for the election of directors of such Person; (d) is a partnership in which Borrower or any of its Subsidiaries is a general partner; or (e) is a limited liability company in which Borrower or any of its Subsidiaries is a manager or a managing member.

      "Agreement" has the meaning assigned to such term in the introductory paragraph hereof. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated.

      "Application" means an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to issue a Letter of Credit.

      "Applicable Margin" means a percentage equal to 0.00% with respect to Revolving Credit Loans that are Prime Rate Loans, 2.00% with respect to Revolving Credit Loans that are Libor Rate Loans and .375% with respect to the Commitment Fee.

      "Availability" means the aggregate of the amount, computed on a daily basis, by which the Revolving Credit Commitment exceeds the sum of (i) the aggregate principal amount of the Revolving Credit Loans outstanding, (ii) the aggregate amount available to be drawn on the outstanding Letters of Credit and
(iii) any amounts drawn under Letters of Credit but not yet either reimbursed or converted to Loans as provided herein.

      "Bankruptcy Code" has the meaning assigned to such term in Section
10.01(e).

      "Borrower" has the meaning assigned to such term in the introductory paragraph hereof.

      "Business" means the business as described on Schedule 1.01A hereto.

      "Business Day" means any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City and to the extent used in connection with calculations regarding the administration of Libor Rate Loans, banks are open for dealings in dollar deposits in the London interbank market.

      "Capital Expenditure" means, with respect to any Person, any expenditure made or obligation incurred by such Person to purchase, acquire or construct fixed assets, plant, equipment or intangibles subject to amortization (including renewals, improvements, replacements and incurrence of obligations under Capital Leases) and database capitalization.

      "Capital Lease" means any lease which has been or should be capitalized on the balance sheet of the lessee thereunder in accordance with GAAP.

      "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

      "Cash Equivalents" means (a) direct obligations of the United States of America or any agency or instrumentality thereof with maturities of one year or less from the date of acquisition; (b) marketable securities (i) issued directly or unconditionally guarantied as to interest and principal by the United States Government or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (c) certificates of deposit and other time deposits with maturities of one year or less from the date of acquisition issued by any commercial bank operating within the United States of America and having a combined capital and surplus in excess of $500,000,000; (d) commercial paper, maturing not more than one year after the date of acquisition thereof, issued by a corporation (other than an Affiliate) organized and existing under the laws of the United States of America or any State thereof with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc., or "A-1" (or higher) according to Standard & Poor's Rating Services; (e) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with any financial institution; and (f) nationally-recognized money market or mutual funds whose sole investments are comprised of investments permitted under the foregoing clauses (a) through (e).

      "Change of Control" means the occurrence of either of the following events after the date of this Agreement: (a) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 promulgated under the Exchange Act) of Persons (other than any Person or group of Persons who, as of the date hereof, beneficially own at least 20% of the aggregate Voting Power of Borrower) (i) shall have acquired beneficial ownership (as defined in Rule 13d-3 promulgated under the Exchange Act or any successor provision thereto) of more than 20% of the aggregate Voting Power and/or economic interest in the Capital Stock of Borrower, or (ii) shall have obtained the power (whether or not exercised) to elect a majority of the members of the Board of Directors (or similar governing body) of Borrower; or
(b) during any period of 12-consecutive months, (i) individuals who at the beginning of such period were members of the Board of Directors of Borrower, together with (ii) individuals who during such period became members of such Board of Directors and were either elected by such Board of Directors or whose nomination for election was approved by a majority of the members of such Board of Directors who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors of Borrower then in office.

      "Closing Date" means the date upon which the initial borrowing hereunder occurs.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Collateral" means all of any Obligor's right, title and interest in and to Property in which such Obligor has granted a Lien to the Lender under any Facility Document.

      "Commitment Fee" has the meaning assigned to such term in Section 2.11(b).

      "Compliance Certificate" means a compliance certificate substantially in the form of Exhibit G hereto to be executed and delivered by Borrower under the terms of this Agreement.

      "Consolidated Debt" means, at any date of determination thereof, the aggregate stated balance sheet amount of Debt of the Consolidated Entities, as determined on a consolidated basis in accordance with GAAP.

      "Consolidated EBITDA" means, with respect to any fiscal period, the sum of
(a) Consolidated Net Income for such period; (b) the aggregate amount of (i) income taxes and (ii) Consolidated Interest Expense (to the extent that any such amounts were deducted in the computation of Consolidated Net Income for such period); (c) the aggregate amount of amortization; (d) the aggregate amount of depreciation; (e) the sum of: (i) the aggregate amount of non-cash items reducing Consolidated Net Income for such period (excluding any such non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period) minus (ii) the aggregate amount of non-cash items increasing Consolidated Net Income for such period (excluding any such non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period), all as determined on a consolidated basis in accordance with GAAP; and
(f) in the event that an Acquisition permitted by Section 8.11 is consummated during such fiscal period, the EBITDA of the entity that is the subject of the Acquisition for the period beginning on the first day of such fiscal measurement period and ending on the date of such Acquisition as determined in accordance with GAAP; provided, that with respect to any period or portion thereof occurring prior to the Closing Date, Consolidated EBITDA shall be as set forth on Schedule 1.01B.

      "Consolidated Entities" means, collectively, the Borrower and each of its Subsidiaries whose accounts are or are required to be consolidated or included with the accounts of the Borrower in accordance with GAAP.

      "Consolidated Funded Debt" means, at any date of determination thereof, the aggregate amount of Funded Debt of the Consolidated Entities on such date, as determined on a consolidated basis in accordance with GAAP.

      "Consolidated Interest Expense" means, for any period, interest expense on all Consolidated Debt for such period whether paid or accrued, and including, without limitation, (a) interest expense in respect of Consolidated Debt resulting from the Loans, (b) the interest component of all obligations under Capital Leases, (c) commissions, discounts and other fees and charges payable in connection with Standby Letters of Credit, which are the equivalent of interest,
(d) the net payments, if any, payable in connection with Interest Rate Protection Agreements and (e) all fees paid by Borrower pursuant to Section 2.11(b) (other than non-cash amortization related thereto), and all finance charges, premiums and other fees, charges and expenses accrued with respect to Consolidated Debt during such period which are the equivalent of interest (including, without duplication (i) any up-front costs and similar costs or fees associated with the execution of this Agreement and (ii) the amount of any original issue discount derived from the Senior Subordinated Notes), all as determined on a consolidated basis in accordance with GAAP.

      "Consolidated Net Income" means, with respect to any fiscal period, Net Income of the Consolidated Entities for such period, as determined on a consolidated basis in accordance with GAAP.

      "Consolidated Net Worth" means, at a particular date, an amount equal to
(a) the book value (net of related depreciation, obsolescence, amortization, and other proper reserves) at which the assets of the Consolidated Entities would be shown on a balance sheet of such Consolidated Entities at such date in accordance with GAAP, less (b) the amount at which liabilities of the Consolidated Entities (other than capital stock and surplus and retained earnings) would be shown on a balance sheet of such Consolidated Entities in accordance with GAAP, and including as liabilities all reserves for contingencies and other potential liabilities required to be accrued in accordance with GAAP, which would be included under shareholders' equity on a consolidated balance sheet of the Consolidated Entities prepared in accordance with GAAP, less amounts due from Affiliates.

      "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

      "Customer" means the account debtor with respect to any of the Receivables or the purchaser of goods, services or both with respect to any contract or contract right, or any Person who enters into any contract or other arrangement with Borrower or any Subsidiary, pursuant to which Borrower or any Subsidiary is to deliver any personal Property or perform any services.

      "Debt" means, with respect to any Person (without duplication): (a) indebtedness of such Person for borrowed money; (b) indebtedness for the deferred purchase price of Property or services constituting Capital Expenditures; (c) Unfunded Benefit Liabilities of such Person; (d) the face amount of any outstanding letter of credit issued for the account or upon the Application of such Person (including any Standby Letters of Credit) issued to secure or support performance by Borrower and/or its Subsidiaries under operating leases (including operating real estate leases); (e) obligations arising under banker's acceptance facilities; (f) Guaranties of such Person; (g) obligations of other Persons secured by any Lien on Property of such Person; (h) obligations of such Person as lessee under Capital Leases; (i) the net obligations of such Person in respect of Interest Rate Protection Agreements; and (j) all capital stock of such Person subject to repurchase or redemption during the term of this Agreement, other than at the sole option of such Person.

      "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

      "Default Rate" means, with respect to the principal of any Loan and, to the extent permitted by law, any other amount (other than interest) payable by any Obligor under this Agreement or any other Facility Document, that is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period from and including the due date, to, but excluding the date on which such amount is paid in full equal to two percent (2.0%) per annum above the interest rate for such Loan as provided in Section 2.10 (or, if not a Loan, at two percent (2.0%) per annum above the Prime Rate); provided, however, with respect to Libor Rate Loans, the "Default Rate" of two percent (2.0%) above the applicable Libor Rate plus the Applicable Margin shall be applied through the day before the last day of the Interest Period, and thereafter, the rate provided for above in this definition.

      "Deposit Account Control Agreement" means the Deposit Account Control Agreement substantially in the form of Exhibit F hereto to be executed by Borrower and Lender and accepted and agreed to by the relevant deposit account bank.

      "Distribution" means, with respect to any Person, the declaration or payment of any dividends by such Person, or the purchase, redemption, retirement or other acquisition for value of any of its capital stock now or hereafter outstanding, or the making of any distribution of assets to its stockholders as such whether in cash, assets or obligations of such Person, or the allocation or other setting apart of any sum for the payment of any dividend or distribution on, or for the purchase, redemption, retirement or other acquisition of any shares of its capital stock, or the making of any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock.

      "Dollars" and the sign "$"mean lawful money of the United States of America.

      "Domestic Subsidiary" means any Subsidiary that is organized and existing under the laws of the United States of America, any state or commonwealth thereof or the District of Columbia.

      "EBITDA" means, with respect to any fiscal period of any Person, the sum of (a) Net Income for such period; (b) the aggregate amount of (i) income taxes and (ii) interest expense (to the extent that any such amounts were deducted in the computation of Net Income for such period) calculated for such Person according to the method specified in the definition of Consolidated Interest Expense; (c) the aggregate amount of amortization; (d) the aggregate amount of depreciation; and (e) the sum of (i) the aggregate amount of non-cash extraordinary losses for such period minus (ii) the aggregate amount of non-cash extraordinary gains for such period, all as determined in accordance with GAAP.

      "Environmental Laws" means any and all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses, agreements or other governmental restrictions relating to the environment or to the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, emission, release, threatened release, discharge, spillage, seepage, or filtration of pollutants, contaminants, chemicals, or industrial, toxic or other Hazardous Materials into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, including petroleum and petroleum distillates.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulations promulgated thereunder.

      "ERISA Affiliate" means any corporation or trade or business which is a member of any group of organizations (i) described in Section 414 (b) or (c) of the Code of which Borrower or any of its Subsidiaries is a member, or (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and
Section 412(c)(11) of the Code and the lien created under Section 302 (f) of ERISA and Section 412 (n) of the Code, described in Section 414 (m) or (o) of the Code of which Borrower or any Subsidiary is a member.

      "Event of Default" has the meaning assigned to such term in Section 10.01.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Facility Documents" means this Agreement, the Note, the Security Documents, the Letters of Credit, and the Interest Rate Protection Agreement entered into with Lender or an Affiliate of Lender, as each may be amended, supplemented or otherwise modified from time to time.

      "Financial Statements" has the meaning assigned to such term in Section 6.12(a).

      "First-Tier Foreign Subsidiary" means any Foreign Subsidiary that is a Subsidiary of the Borrower or any Domestic Subsidiary.

      "Fiscal Quarter" means a fiscal quarter of the Borrower ending on March 31, June 30, September 30 or December 31.

      "Fiscal Year" means a fiscal year of the Borrower.

      "Foreign Subsidiary" means any Subsidiary, which is not a Domestic Subsidiary.

      "Forfeiture Proceeding" means any action or proceeding affecting Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) before any Governmental Authority which could reasonably be expected to result in the seizure or forfeiture of any of their respective Properties that are used or useful in the Business.

      "Funded Debt" means with respect to any Person, at the date of determination, (without duplication): (a) indebtedness for borrowed money; (b) indebtedness for the deferred purchase price of Property or services constituting Capital Expenditures; (c) obligations arising under banker's acceptance facilities; (d) Guaranties of such Person, if the primary obligor is in default of the underlying obligation; and (e) obligations of such Person as lessee under Capital Leases.

      "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

      "Goldman Sachs Credit Facility" means Credit and Guaranty Agreement, dated as of September 5, 2002, among the Borrower, as borrower, certain Subsidiaries of the Borrower, as guarantors, the Lenders party thereto from time to time, Goldman Sachs Credit Partners L.P., as sole lead arranger, sole book runner, syndication agent, administrative agent and as collateral agent, Bear Stearns Corporate Lending Inc., as co-documentation agent, and Credit Suisse First Boston, Cayman Islands Branch, as co-documentation agent, together with all other loan documents executed in connection therewith.

      "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Guarantors" means each of the Domestic Subsidiaries designated as such on
Schedule 6.02 hereto and each other Person that has otherwise provided a Guaranty of any of the Obligations.

      "Guaranty Agreement" means the Guaranty Agreement substantially in the form of Exhibit B hereto to be delivered by the Guarantors under the terms of this Agreement, as amended, supplemented or otherwise modified from time to time.

      "Guaranty" means, with respect to any Person, any guaranty, endorsement (other than for collection in the ordinary course of business) or other contingent obligation of such Person with respect to the Debt obligations of any other Person (including, but not limited to, an agreement to purchase any obligation or stock, assets, goods or services or to supply or advance any funds, assets, goods or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any such other Person against loss with respect to the Debt obligations of any such other Person).

      "Hazardous Materials" means any material, substance, compound, solid, liquid or gas, or any radiation, emission or release of energy in any form, whether naturally occurring, man made or the product of any process, (a) which is toxic, harmful, or hazardous to public health, public safety, or the environment, (b) which is or hereafter shall be defined or regulated as a "hazardous waste", "hazardous substance", "toxic substance", pollutant or contaminant under any Environmental Law, (c) the use, handling, management, release, treatment, storage, transportation or disposal of which is or hereafter shall be regulated under any Environmental Law, or (d) the removal, remediation or abatement of which is required under any Environmental Law. Hazardous Materials include, but are not limited to, asbestos, polychlorinated biphenlys, mercury, lead, petroleum and petroleum distillates, urea formaldehyde foam insulation, and radon and other radioactive materials.

      "Immaterial Subsidiary" means (a) each direct or indirect Subsidiary of Borrower identified on Schedule 6.02 hereto as an Immaterial Subsidiary and (b) any direct or indirect Subsidiary of Borrower organized and/or acquired after the date of this Agreement which has been identified in writing to Lender as an Immaterial Subsidiary; provided that (x) the aggregate annual revenues of all such Immaterial Subsidiaries under both clause (a) and clause (b) above shall not at any time exceed 12% of revenues of the Consolidated Entities during the preceding Fiscal Year and (y) the aggregate book value of the assets of all such Immaterial Subsidiaries under both clause (a) and clause (b) above shall not at any time exceed 7.5% of the aggregate book value of the assets of the Consolidated Entities; Schedule 6.02 sets forth the aggregate revenues and the aggregate book value of the assets of all Immaterial Subsidiaries under both clause (a) and (b) above stated as a percentage of the aggregate revenues of, and the aggregate book value of the assets of, respectively, the Consolidated Entities.

      "Interest Period" means, with respect to any Libor Rate Loan, the period commencing on the date such Loan is made, converted from a Prime Rate Loan or renewed, as the case may be, and ending, as Borrower may select pursuant to
Section 2.07, on the numerically corresponding day in the first, second, third, sixth or twelfth calendar month thereafter; provided in each case that if an Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next Business Day, unless such Business Day would fall in the next calendar month in which event such Interest Period shall end on the immediately preceding Business Day; and provided further that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate calendar month.

      "Interest Rate Protection Agreement" means, with respect to any Person, an interest rate swap, cap or collar agreement or similar arrangement between one or more financial institutions (including, without limitation, the Lender) and such Person providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

      "Interest Rate Protection Agreement Counterparty" means Lender or any of its affiliates, together with its successors and assigns, in its capacity as the counterparty to any Interest Rate Protection Agreement with the Borrower or any of its Subsidiaries.

      "Investment" means any loan or advance to any Person (other than the extension of trade credit in the ordinary course of business) or any purchase or other acquisition of any capital stock, obligations or other securities of any Person, or any capital contribution to, investment in, or other acquisition of any equity interest in, any Person, provided that any transaction which constitutes an Acquisition shall not be included in this definition of Investment.

      "Issuing Lender" means Fleet National Bank, in its capacity as issuer of any Letters of Credit.

      "Knowledge" means, with respect to any Person, after reasonable inquiry (except that such inquiry need not be made in the case of Immaterial Subsidiaries), no information has come to the attention of such Person, which information has given or should reasonably have given such Person knowledge of facts contrary to the existence of or absence of such facts indicated, and includes the actual knowledge of (a) such Person (if such Person is an individual) or (b) a responsible officer of such Person (if such Person is an organization).

      "Law" means, with respect to any Person, any statute, law, rule, regulation, ordinance, order, permit, license, writ, judgment, injunction, decree, determination, award or other restriction or requirement of any Governmental Authority applicable to such Person or its Property.

      "L/C Cash Collateral Account" has the meaning assigned to such term in the Security Agreement.

      "L/C Obligations" means, at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit, and (b) the aggregate amount of drawings under Letters of Credit which have not been reimbursed (including reimbursement through the making of a Revolving Credit Loan) as provided in Section 3.03 or Section 3.04(a).

      "Lender" has the meaning assigned to such term in the introductory paragraph hereof, and all references to the rights and benefits (but not the obligations) of a "Lender" contained in any Facility Document shall be deemed to include the Issuing Lender and all Interest Rate Protection Agreement Counterparties.

      "Lending Office" means, for Lender and for each Type of Loan, the lending office of Lender (or of an affiliate of Lender) designated as such for such Type of Loan on its signature page hereof or such other office of Lender (or of an affiliate of Lender) as Lender may from time to time specify to the Borrower as the office at which Loans of such type are to be made and maintained.

      "Letters of Credit" means all Standby Letters of Credit and all documentary Letters of Credit.

      "Leverage Ratio" means, at any date of determination thereof, the ratio of
(a) Consolidated Funded Debt at such date (after giving effect to any amortization payment made on such date) to (b) Consolidated EBITDA for the immediately preceding four Fiscal Quarter period.

      "Libor Rate" means, as applicable to any Libor Rate Loan, the rate per annum as determined on the basis of the offered rates for deposits in U.S. Dollars, for a period of time comparable to the Interest Period for such Libor Rate Loan which appears on the Telerate page 3750 as of 11:00 a.m., London time, on the day that is two (2) Business Days preceding the first day of such Libor Rate Loan; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the Libor Rate shall be the rate (rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point), determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to the Interest Period for such Libor Rate Loan which are offered by four major banks in the London interbank market at approximately 11:00 a.m., London time, on the day that is two (2) Business Days preceding the first day of such Interest Period as selected by Lender. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to the Interest Period for such Libor Rate Loan offered by major banks in New York City at approximately 11:00 a.m., New York City time, on the day that is two Business Days preceding the first day of such Interest Period. In the event that Lender is unable to obtain any such quotation as provided above, it will be deemed that a Libor Rate cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to Libor Rate deposits of the Lender, then for any period during which such Reserve Percentage shall apply, the applicable Libor Rate shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage. "Reserve Percentage" shall mean the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against "Euro-currency Liabilities" as defined in Regulation D.

      "Libor Rate Loan" means any Loan when and to the extent the interest rate therefor is determined in relation to the Libor Rate.

      "Lien" means any lien (statutory or other), security interest, mortgage, deed of trust, priority, pledge, charge, conditional sale, title retention agreement, financing lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

      "Loan" means any loan made by Lender pursuant to Section 2.01.

      "Material Adverse Effect" means any event, condition, action or circumstance which has or could reasonably be expected to have a material adverse effect on (a) the business, profits, Properties or financial condition of Borrower and its Subsidiaries, taken as a whole, (b) the ability of the Obligors to perform any of their material Obligations under any of the Facility Documents taken as a whole, (c) the binding nature, validity or enforceability against the Obligors of any of the Facility Documents, or (d) the validity, perfection, priority or enforceability of the Liens in favor of the Lender securing the obligations hereunder.

      "Material Contract" means each contract, agreement or other understanding to which the Borrower or any of its Subsidiaries is a party (other than the Facility Documents) the breach, termination or expiration of which could reasonably be expected to have a Material Adverse Effect.

      "Multiemployer Plan" means, at a particular time, an employee benefit plan
(a) which is a "multiemployer plan" as defined in Section 3(37) of ERISA and which is contributed to by the Borrower or any of its Subsidiaries or any ERISA Affiliate or (b) with respect to which the Borrower or its Subsidiaries or any ERISA Affiliate would have liability under Section 4212(c) of ERISA in the event of a withdrawal or plan termination at such time.

      "Net Income" means, with respect to any fiscal period, the net income of an entity for such period as determined in accordance with GAAP.

      "Note" means the Revolving Credit Note.

      "Obligations" means the unpaid principal of and interest on (including without limitation interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Obligor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding, even if obligations do not accrue because of an automatic stay under Bankruptcy Code ss.362 or otherwise) the Note and all other obligations and liabilities of any Obligor to the Lender, the Issuing Lender or any Interest

Rate Protection Agreement Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Note, any other Facility Document and any other document or instrument made, delivered or given in connection therewith or herewith, and any exposure pursuant to any cash management agreement between any Obligor and the Lender (including as a result of an automatic clearing house arrangement), whether on account of principal, interest, guaranties, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Lender, any Interest Rate Protection Agreement Counterparty or the Issuing Lender) or otherwise, provided that costs and expenses referred to herein shall be documented.

      "Obligor Agreement" means any indenture, loan or credit agreement, or any other financing or debt agreement, Capital Lease or instrument, to which the Borrower, any Subsidiary or any other Obligor is a party or by which any of the Borrower, any Subsidiary or any other Obligor or their respective Properties may be bound or affected providing for financing or indebtedness of $500,000 or more.

      "Obligors" means the Borrower and each Guarantor.

      "Other Foreign Subsidiary" means any Foreign Subsidiary that is not a First-Tier Foreign Subsidiary.

      "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

      "Permitted Liens" means the following Liens:

            (a) Liens created by, under or in connection with this Agreement or the Facility Documents in favor of the Lender;

            (b) Liens to secure Interest Rate Protection Agreements for the benefit of the Interest Rate Protection Agreement Counterparty;

            (c) Liens for taxes or assessments or other government charges or levies not yet due and payable or if due and payable, Liens for taxes or assessments or other government charges or levies being contested by the Borrower in good faith by appropriate proceedings, diligently prosecuted, provided that, at the time of the commencement and during the pendency of such proceedings (i) adequate reserves have been established on the Borrower's books in accordance with GAAP (including reserves for any penalty for late payment),
(ii) such contest operates to suspend collection of the contested taxes and
(iii) neither the Property subject to such Lien nor any interest therein would be in any danger of being sold, forfeited or lost if the Borrower pays the amount and satisfies the condition being contested, and Borrower would have the opportunity to so pay such amount or satisfy such condition before the Property is subject to foreclosure, sale or loss on account thereof if Borrower ultimately fails to prevail in such contest;

            (d) Liens in respect of Property imposed by law arising in the ordinary course of business such as materialmen's, mechanics', warehousemen's and other like Liens, provided that such Liens secure (i) only amounts not yet due and payable or (ii) amounts being contested in good faith by appropriate proceedings, diligently prosecuted, provided that adequate reserves have been established on the Borrower's books in accordance with GAAP;

            (e) Liens under worker's compensation, unemployment insurance, social security or similar legislation (other than Liens in excess of $150,000 under ERISA or the related provisions of the Code);

            (f) Liens described on Schedule 1.01C hereto provided that such Liens shall secure only those obligations which they secure on the date hereof and/or restatements, refinancings or replacements thereof, so long as such restatements refinancings, or replacements do not increase the principal amount outstanding on such obligations;

            (g) cash security securing letters of credit (not including any Letters of Credit issued under this Agreement) either (i) listed on Schedule 8.01(e) hereto, (ii) provided in connection with an Acquisition permitted under
Section 8.11 or (iii) existing in an acquired entity upon consummation of an Acquisition permitted under Section 8.11;

            (h) Purchase Money Liens; provided that:

                 (i) the Lien on any Property subject to such a Purchase Money Lien is created contemporaneously with, or assumed in connection with, such acquisition;

                 (ii) the obligation secured by any Lien so created, assumed or existing shall not exceed 100% of the lesser of the cost or fair market value as of the time of acquisition of the Property covered thereby to the Borrower or the Subsidiary acquiring the same; provided that if one or more items of Property are acquired in one or a series of related transactions (including pursuant to a master lease arrangement), such Liens may also secure up to 100% of the lesser of cost or fair market value of all other such related Property;

                 (iii) each such Lien shall attach only to the Property so acquired (including, in appropriate cases under clause (ii), cross collateralization of related Property) and fixed improvements thereon; and

                 (iv) the obligations secured by such Liens are permitted by
         Section 8.01(d);

            (i) with respect to real estate, easements, rights of way, restrictions, encroachments and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of the Borrower or any of its Domestic Subsidiaries;

            (j) Liens solely on any cash earnest money deposits made by the Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement for an Acquisition permitted hereunder;

            (k) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

            (l) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;

            (m) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property;

            (n) licenses of patents, trademarks and other intellectual property rights granted by the Borrower or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Borrower or any such Subsidiary;

            (o) Liens that are replacements of Liens permitted under the other clauses of this definition "Permitted Liens" to the extent that the original Debt is extended, renewed, refinanced or replaced in accordance with and under
Section 8.01 and so long as the replacement Liens only encumber those assets that secured the extended, renewed, refinanced or replaced Debt;

            (p) Liens securing Capital Lease obligations permitted pursuant to
Section 8.04(b); and

            (q) other Liens on assets and other property securing Debt in an aggregate principal amount not to exceed $6,000,000 at any time outstanding.

      "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

      "Plan" means, at a particular time, any employee benefit plan (other than a Multiemployer Plan) (i) which is covered by Title IV of ERISA and which is maintained or contributed to by the Borrower or any Subsidiary or any ERISA Affiliate or (ii) with respect to which the Borrower or any Subsidiary or any ERISA Affiliate would have any liability under Section 4069 of ERISA if such plan were terminated at such time.

      "Pledge Agreement" means the Pledge Agreement substantially in the form of Exhibit C hereto, to be executed and delivered by the Obligors (other than Immaterial Subsidiaries) which own Capital Stock of any Domestic Subsidiary or First-Tier Foreign Subsidiary (other than Immaterial Subsidiaries) under the terms of this Agreement in respect of (i) 65% of the Capital Stock of all First-Tier Foreign Subsidiaries (other than Immaterial Subsidiaries) owned by the Obligors (other than Immaterial Subsidiaries), (ii) 100% of the Capital Stock of all Domestic Subsidiaries owned by the Obligors (other than Immaterial Subsidiaries), (iii) certain Debt among Obligors and (iv) certain Investments of the Obligors, as amended, supplemented or otherwise modified from time to time.

      "Possession Collateral" means all Collateral where physical possession is necessary for the perfection of a security interest.

      "Prime Rate" means the variable per annum rate of interest so designated from time to time by the Reference Lender as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate charged to any customer.

      "Prime Rate Loan" means any Loan when and to the extent the interest rate for such Loan is determined in relation to the Prime Rate.

      "Principal Office" means the principal office of the Lender, presently located at 1185 Avenue of the Americas, New York, New York 10036.

      "Pro Forma Adjustment" has the meaning assigned to such term in Section 9.01.

      "Property" means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

      "Purchase Money Debt" means any Debt, including Capital Leases, incurred in connection with the purchase of Property, specifically including any such Debt secured by a Purchase Money Lien.

      "Purchase Money Lien" means a Lien on any Property acquired by the Borrower or any Subsidiary (including Property acquired pursuant to an Acquisition permitted in accordance with Section 8.11 hereof, as and to the extent that such Purchase Money Lien exists at the time of such Acquisition) or placed on any Property in order to finance the acquisition of such Property, or the assumption of any Lien on Property existing at the time of the acquisition of such Property or of the Person holding such Property or a Lien in connection with any conditional sale or other title retention agreement or a Capital Lease.

      "Receivables" means all of the Borrower's and all of its Domestic Subsidiaries' (other than Immaterial Subsidiaries) accounts, contract rights, instruments, documents, chattel paper, general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to the Borrower or any such Domestic Subsidiary arising out of or in connection with the sale or lease of goods or for services rendered, all guaranties and other security thereof, whether secured or unsecured, now existing or hereafter created, and whether or not specifically transferred or assigned to the Lender under the Security Agreement or under any other Facility Document.

      "Recently Acquired Companies" means Ontrack Data International Inc., a Minnesota corporation, Zolfo Cooper LLC, a New Jersey limited liability company, and Zolfo Cooper Holdings, Inc., a New Jersey corporation, and, in each case, all Subsidiaries thereof acquired in connection with the acquisition of such company by the Borrower.

      "Reference Lender" means the Lender (or, with respect to Libor Rate Loans, if the Lender no longer quotes on the London interbank market, such successor leading bank in the London interbank market which shall be reasonably appointed by the Lender and shall be reasonably acceptable to the Borrower).

      "Regulation A" means Regulation A of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

      "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

      "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

      "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

      "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

      "Regulatory Change" means any change after the date of this Agreement in United States federal, state, municipal or foreign Laws (including without limitation Regulation D) or the adoption or making after such date of any written interpretations, directives or requests applying to a class of banks of which Lender is a member, of or under any United States, federal, state, municipal or foreign Laws (whether or not having the force of law) by any Government Authority charged with the interpretation or administration thereof.

      "Revolving Credit Commitment" means the obligation of Lender to make Revolving Credit Loans under this Agreement in the aggregate principal amount of $25,000,000, as such amount may be reduced or modified from time to time.

      "Revolving Credit Loans" has the meaning assigned to such term in Section 2.01(a).

      "Revolving Credit Note" means the promissory note issued by the Borrower substantially in the form of Exhibit A hereto, dated the Closing Date, evidencing the Revolving Credit Loan made by the Lender hereunder and all promissory notes delivered in substitution or exchange therefor, as amended or supplemented or otherwise modified from time to time.

      "Revolving Credit Termination Date" means March 6, 2006.

      "Security Agreement" means the Security Agreement substantially in the form of Exhibit D hereto, to be executed and delivered by the Borrower and each of its Domestic Subsidiaries (other than Immaterial Subsidiaries) under the terms of this Agreement, as amended, supplemented or otherwise modified from time to time.

      "Security Documents" means the Guaranty Agreement, the Pledge Agreement, the Security Agreement, the Trademark Security Agreement and each other guaranty or security document that may from time to time be delivered to the Lender by an Obligor in connection herewith or therewith. Each of the Security Documents shall be cross defaulted and cross-collateralized with this Agreement and the other Security Documents, without the requirement of further action.

      "Senior Subordinated Notes" means the Borrower's unsecured 6% Convertible Notes payable to Palisade Concentrated Equity Partnership, L.P. and Pegasus Partners II, L.P. or their permitted successors, assigns or transferees, due November 14, 2006.

      "Standby Letters of Credit" means all standby letters of credit issued hereunder to support obligations of the Borrower and the Subsidiaries, contingent or otherwise, not prohibited hereunder.

      "Subsidiary" means, with respect to any Person, any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by such Person.

      "Termination Date" means the later of (i) the Revolving Credit Termination Date and (ii) the date on which all Obligations have been indefeasibly paid in full.

      "Total Liabilities" means, at a particular date, the amount of liabilities of the Consolidated Entities (other than capital stock and surplus and retained earnings) as shown on a balance sheet of such Consolidated Entities in accordance with GAAP as of such date, and including as liabilities all reserves for contingencies and other potential liabilities required to be accrued in accordance with GAAP, which would be included under shareholders' equity on a consolidated balance sheet of the Consolidated Entities prepared in accordance with GAAP, less amounts due from Affiliates.

      "Trademark Security Agreement" means the Trademark Security Agreement substantially in the form of Exhibit E, to be executed by Borrower and each Domestic Subsidiary (other than Immaterial Subsidiaries), as amended, supplemented or otherwise modified from time to time.

      "Transferor Lender" has the meaning assigned to such term in Section 12.05(c).

      "Type of Loan" has the meaning assigned to such term in Section 2.01(d).

      "UCC" means the Uniform Commercial Code (as amended from time to time) of any state which is applicable to the granting, attachment, perfection, priority or enforcement of a security interest in, and the rights of a secured party to, the Collateral or any portion thereof.

      "Unfunded Benefit Liabilities" means, with respect to any Plan, the amount (if any) by which the present value of all benefit liabilities (within the meaning of Section 4001(a)(16) of ERISA) under such Plan exceeds the fair market value of all Plan assets allocable to such benefit liabilities, as determined on the most recent valuation date of such Plan and in accordance with the provisions of ERISA for calculating the potential liability of the Borrower or any Subsidiary or any ERISA Affiliate under Title IV of ERISA.

      "Uniform Customs" means the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

      "Voting Power" means, with respect to any Person, the power ordinarily (without the occurrence of a contingency) to elect the members of the board of directors (or persons performing similar functions) of such Person.

      "Wholly-Owned Subsidiary" means, with respect to any Person, any corporation or other entity of which all of the securities or other ownership interests thereof are owned, directly or indirectly, by such Person.

Section 1.02 Accounting Terms. All accounting terms not specifically defined herein shall be defined in accordance with GAAP, and all financial data required to be delivered hereunder shall, to the extent GAAP is applicable, be prepared in accordance with GAAP, except that all financial covenants shall be determined in accordance with GAAP in effect as of the date hereof, unless the Borrower and Lender agree to an adjustment of such financial covenants to take into account any changes in GAAP.

                                   ARTICLE II
                                   THE CREDIT

Section 2.01 Loans.

             (a) Revolving Credit Loans. Subject to the terms and conditions of this Agreement, the Lender agrees to make revolving credit loans (the "Revolving Credit Loans") to the Borrower at any time and from time to time from and including the Closing Date to but excluding the Revolving Credit Termination Date, in such amount that the aggregate principal amount of the Revolving Credit Loans at any one time outstanding does not exceed the amount of the Revolving Credit Commitment. The Revolving Credit Loans shall be repaid on the Revolving Credit Termination Date.

             (b) Letters of Credit. Subject to the terms and conditions of this Agreement, the Lender agrees to issue Letters of Credit pursuant to Article 3, at any time and from time to time from and including the Closing Date to but excluding the Revolving Credit Termination Date. Notwithstanding the foregoing, no Letter of Credit shall be issued if immediately thereafter (i) the principal amount of the Revolving Credit Loans outstanding plus the L/C Obligations shall exceed the amount of the Revolving Credit Commitment at such time or (ii) the L/C Obligations shall exceed $5,000,000. Each Standby Letter of Credit shall expire no later than the earlier of (x) the Revolving Credit Termination Date, or (y) 365 days after the issue date of such Standby Letter of Credit. Each documentary Letter of Credit shall expire no late than the earlier of (x) the Revolving Credit Termination Date, or (y) 180 days after the issue date of such documentary Letter of Credit. All L/C Obligations shall be paid on or prior to the Revolving Credit Termination Date.

             (c) Commitments. Notwithstanding anything contained in this Agreement to the contrary, at no time shall the sum of the principal amount of all Loans outstanding and all L/C Obligations exceed the amount of the Revolving Credit Commitment.

             (d) Types of Loans. The Loans may be outstanding as Prime Rate Loans or Libor Rate Loans (each a "Type of Loan"). Each Type of Loan of Lender shall be made and maintained at Lender's Lending Office for such Type of Loan.

Section 2.02 The Note. The Revolving Credit Loans of Lender shall be evidenced by a single Revolving Credit Note in favor of Lender.

Section 2.03 Purpose. The Borrower shall use the proceeds of the Revolving Credit Loans solely for (a) repayment of all outstanding indebtedness under the Goldman Sachs Credit Facility other than the letters of credit set forth on
Schedule 8.01(e), (b) general corporate purposes including working capital and to issue letters of credit as provided hereunder and (c) for other general corporate expenditures incurred in the ordinary course of business. Such proceeds shall not be used for the purpose, whether direct, indirect, immediate, incidental or ultimate, of (i) prepayment of the principal amount, in whole or in part, of the Senior Subordinated Notes or (ii) buying or carrying "margin stock" within the meaning of Regulation U, or extending credit to others for the purpose of purchasing or carrying any margin stock.

Section 2.04 Borrowing Procedures. Borrower shall give Lender notice of each borrowing to be made, and each Letter of Credit to be issued, hereunder as provided in Section 2.08.

Section 2.05 Optional Prepayments, Conversions and Revolving Credit Commitment Reductions. The Borrower shall have the right to make prepayments of principal without penalty or premium (other than amounts payable in accordance with Article IV (if any)), or to convert one Type of Loan into another Type of Loan, or to reduce the amount of the Revolving Credit Commitment, at any time or from time to time; provided that (a) Borrower shall give Lender notice of each such prepayment, conversion or reduction as provided in Section 2.08; (b) Libor Rate Loans may be prepaid or converted only on the last day of an Interest Period for such Loans unless the Borrower agrees to provide to Lender compensation in accordance with Section 4.05; and (c) any reduction of the Revolving Credit Commitment shall be permanent, shall be in multiples of $1,000,000 and shall be subject to Section 2.01(c).

Section 2.06 Mandatory Prepayments. Commitments Exceeded. If at any time the aggregate principal amount of all Revolving Credit Loans outstanding plus the L/C Obligations shall exceed the Revolving Credit Commitment at such time, the Borrower shall repay the Lender forthwith such amounts as may be necessary to eliminate such excess (and if prepayment on such date would cause Borrower to incur costs pursuant to Section 4.05, the Borrower shall deposit with the Lender, until such prepayment can be made or such additional costs avoided, sufficient cash collateral (which cash collateral shall be held by the Lender for the benefit of the Borrower in an interest bearing account) to cover such excess which shall be withdrawn by the Lender upon the expiration of the applicable Interest Period to eliminate such excess and any remaining funds on deposit in the cash collateral account shall be paid to the Borrower, it being understood that so long as any such funds are on deposit, interest shall continue to accrue on the outstanding Loans), and the failure of the Borrower to make such payment shall constitute an Event of Default.

Section 2.07 Interest Periods; Renewals.

             (a) In the case of each Libor Rate Loan, Borrower shall select an Interest Period of any duration in accordance with the definition of Interest Period in Section 1.01, subject to the following limitations: (i) no Interest Period may extend beyond the Revolving Credit Termination Date; (ii) notwithstanding clause (i) above, no Interest Period shall have a duration of less than one month, and if any such proposed Interest Period would otherwise be for a shorter period, such Interest Period shall not be available; and (iii) no more than eight Interest Periods for Loans of Lender may be outstanding at any one time.

             (b) Upon notice to the Lender as provided in Section 2.08, Borrower may renew any Libor Rate Loan on the last day of the Interest Period therefor as the same Type of Loan with an Interest Period of the same or different duration in accordance with the limitations provided above. If Borrower shall fail to give notice to the Lender of such a renewal, such Libor Rate Loan shall automatically become a Prime Rate Loan on the last day of the current Interest Period for such Libor Rate Loan.

Section 2.08 Certain Notices. Notices by Borrower to Lender of each borrowing pursuant to Section 2.04, each prepayment, conversion or Revolving Credit Commitment reduction pursuant to Section 2.05 and each renewal pursuant to
Section 2.07(b): (a) shall be irrevocable; (b) in the case of borrowings and prepayments of, conversions into and renewals of Prime Rate Loans and reductions of the Revolving Credit Commitment, shall be effective only if received by Lender not later than 12:00 noon New York, New York time on the same Business Day; (c) in the case of borrowings and prepayments of, conversions into and (in the case of Libor Rate Loans) renewals of Libor Rate Loans, shall be effective only if received by Lender not later than 12:00 noon New York, New York time three Business Days prior to such borrowing, prepayment, conversion or renewal. Each such notice shall specify the type of the Loans to be borrowed, prepaid, converted or renewed and the amount thereof (subject to Section 2.09) (and, in the case of a conversion, the Type of Loan to result from such conversion, and, in the case of a Libor Rate Loan, the Interest Period therefor), the date of the borrowing or prepayment, or conversion or renewal (which shall be a Business
Day).

      In order to request the issuance of a Letter of Credit, Borrower shall deliver to Lender a completed and duly executed Application. The procedure with respect to any Letter of Credit issued or requested to be issued hereunder shall otherwise be as set forth in Article 3.

Section 2.09 Minimum Amounts. Except for borrowings which exhaust the full remaining amount of the Revolving Credit Commitment, or prepayments or conversions which result in the prepayment or conversion of all Loans of a particular type or conversions made pursuant to Section 4.04, each borrowing, prepayment, conversion and renewal of principal of Loans of a particular type shall be in an amount not less than (i) $100,000 in the aggregate in the case of Prime Rate Loans and (ii) $750,000 in the aggregate (plus increments of $100,000 in excess thereof) in the case of Libor Rate Loans unless such minimum amount is waived by the Lender (borrowings, prepayments, conversions or renewals of or into different Types of Loans or, in the case of Libor Rate Loans having different Interest Periods at the same time hereunder to be deemed separate borrowings, prepayments, conversions and renewals for the purposes of the foregoing, one for each Type of Loan and one for each Interest Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of Libor Rate Loans having concurrent Interest Periods shall be at least equal to $750,000.

Section 2.10 Interest.

             (a) Subject to the other terms and conditions of this Agreement, interest on each Loan shall be calculated, at Borrower's option, in one or more of the following manners: (A) a variable interest rate equal to the Prime Rate plus the Applicable Margin, and (B) subject to availability, at Borrower's request with respect to Libor Rate Loans, the Libor Rate plus the Applicable Margin.

             (b) Interest shall accrue on the outstanding and unpaid principal amount of each Loan for the period from and including the date of such Loan to but excluding the date such Loan is due. While an Event of Default is continuing, interest shall accrue at the Default Rate on the outstanding principal amount of any Loan and any other amount payable by the Borrower hereunder (to the extent such amount is past due), under the Note or under any other Facility Document (including the amount of any interest due thereon) to the fullest extent permitted by law from and including such due date to but excluding the date such amount is paid in full or such Event of Default is cured or waived.

             (c) Changes in the rate of interest resulting from changes in the Prime Rate shall take place immediately without notice or demand of any kind. Interest on each Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Promptly after the determination of any interest rate provided for herein or any change therein, Lender shall notify Borrower in writing of such determination.

             (d) All accrued interest shall be paid in arrears (i) for each Prime Rate Loan on the last Business Day of each Fiscal Quarter commencing on the first such date after such Loan was made; and (ii) for each Libor Rate Loan, on the last day of the Interest Period with respect thereto and, in the case of an Interest Period greater than three months, at three-month intervals after the first day of such Interest Period; provided that interest accruing at the Default Rate shall be due and payable from time to time on demand of Lender. In addition, at the time of conversion of any Loan, all accrued and unpaid interest shall be due and payable. Notwithstanding anything to the contrary contained herein, all accrued and unpaid interest shall become due and payable upon the maturity (whether as scheduled or as accelerated or otherwise) of the Loans.

Section 2.11 Fees.

             (a) Up Front Fee. The Borrower shall pay to Lender an up front fee equal to $312,500, of which $100,000 has heretofore been paid and $212,500 shall be due and payable on the date of execution of this Agreement.

             (b) Commitment Fee. The Borrower shall pay to Lender a commitment fee on the daily average of the Availability, for the period from and including the Closing Date to the earlier of the date the Revolving Credit Commitment is terminated or the Revolving Credit Termination Date at the Applicable Margin (as indicated in the definition of "Applicable Margin"), calculated on the basis of a year of 360 days for the actual number of days elapsed ("Commitment Fee"). The accrued Commitment Fee shall be due and payable in arrears on the last Business Day of each Fiscal Quarter, commencing on the first such date after the Closing

Date. Notwithstanding anything to the contrary, Lender shall not be entitled to receive any Commitment Fee for any day that Lender fails or refuses (or has failed or refused) to make a Revolving Credit Loan as required by this Agreement, regardless of whether Lender subsequently makes such Revolving Credit Loan, and the Commitment Fee payable by Borrower shall be calculated accordingly.

             (c) Standby Letter of Credit Fees. The Borrower shall pay to Lender Letter of Credit fees equal to the Applicable Margin for Libor Rate Loans multiplied by the face amount of each Standby Letter of Credit issued hereunder and outstanding, collected on the basis of a year of 360 days for the actual number of days elapsed, such fees to be payable in four (4) calendar quarterly payments based on the face amount of such Letter of Credit on the first day of each such calendar quarter, the first payment to be made upon issuance of each such Letter of Credit.

             (d) Letter of Credit Processing Fees. In addition to the fees set forth in Section 2.11(c), the Borrower agrees to pay, upon demand, the customary fees, charges and expenses of the Issuing Lender in connection with the issuance and processing of Letters of Credit, including documentary Letters of Credit.

             (e) Late Payment Fees. If any payment due and payable under this Agreement, the Note or any other Facility Document is not paid in full within ten (10) days after the same is due and payable, Borrower shall pay a fee to Lender equal to the product of (x) the amount of such payment that was due and payable by (y) two percent (2%).

Section 2.12 Payments Generally. All payments under this Agreement, the Note and the other Facility Documents shall be made by the Borrower to Lender at 1185 Avenue of the Americas, New York, NY 10036, or such other place as Lender may from time to time specify in writing in lawful currency of the United States of America in immediately available funds, without counterclaim or set off and free and clear of, and without deduction or withholding for, any taxes or other payments, not later than 12:00 noon New York, New York time on the relevant dates specified herein (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day) by, unless Lender agrees to accept payment by other means, the debiting by Lender for the account of the applicable Lending Office of Lender, of the amount of any such payment from any ordinary deposit account of the Borrower with Lender. Borrower shall, at the time of making each optional prepayment under this Agreement, the Note or any other Facility Document, and in addition to any notice required by
Section 2.08, specify to Lender the principal or other amount payable by the Borrower under this Agreement, the Note or such other Facility Document to which such payment is to be applied (and in the event that it fails to so specify, or if a Default or Event of Default has occurred and is continuing, Lender may apply such payment as provided in Section 10.04). If the due date of any payment under this Agreement, the Note or any other Facility Document would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding Business Day (unless, in the case of a Libor Rate Loan, such extension would carry such due date into another calendar month, in which event such payment shall be due on the immediately preceding Business Day) and interest shall be payable for any principal so extended for the period of such extension. Each payment received by Lender hereunder, under the Note or under any other

Facility Document shall be paid promptly, in immediately available funds, for the account of Lender's Lending Office.

            All payments shall be applied first to the payment of all fees, expenses and other amounts due the Lender (excluding principal and interest), then to accrued and unpaid interest, and the balance on account of outstanding principal; provided, however, that after the occurrence and during the continuance of an Event of Default, payments will be applied as set forth in
Section 10.04.

                                  ARTICLE III
                                LETTERS OF CREDIT

Section 3.01 L/C Commitment.

             (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the Borrower contained herein, agrees to issue Letters of Credit for the account of the Borrower or any Subsidiary on any Business Day during the term of the Revolving Credit Commitment in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall not issue any Letter of Credit if, after giving effect to such issuance, the conditions of Section 2.01(b) and (c) would not be satisfied; and provided, further, that no Letter of Credit shall be issued in a face amount of less than $75,000.

             (b) Each Letter of Credit shall (i) be denominated in Dollars; and
(ii) expire no later than (x) with respect to Standby Letters of Credit, the earlier of (A) the Revolving Credit Termination Date and (B) 365 days after the issue date of such Standby Letter of Credit, and (y) with respect to documentary Letters of Credit, the earlier of (A) the Revolving Credit Termination Date and
(B) 180 days after the issue date of such documentary Letter of Credit.

             (c) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

             (d) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender to exceed any limits imposed by, any applicable Law.

             (e) The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit and otherwise comply with the Uniform Customs.

Section 3.02 Procedure for Issuance of Letters of Credit. Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the

Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender shall process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof.

Section 3.03 Reimbursement; Obligations of Borrower. (a) The Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other documented out-of-pocket costs or expenses incurred by the Issuing Lender in connection with such payment (exclusive and without duplication of any such fees, charges and expenses paid under Section 2.11(d)). Unless such amounts are paid by the Borrower on the date of such notice and provided that a Revolving Credit Loan in such amount may be made pursuant to this Agreement, each drawing honored by the Issuing Lender, to the extent of the Availability, shall constitute a request to the Lender for a Revolving Credit Loan in such amount, bearing interest at the Prime Rate pursuant to Sections 2.07 and 2.10. If a Revolving Credit Loan in such amount may not be made pursuant to this Agreement, such amount is to be paid by the Borrower on the date of such notice.

            The Borrower hereby agrees at all times to protect, indemnify and save harmless, and reimburse upon demand, the Issuing Lender and the Issuing Lender's correspondents and Lender from and against any and all claims, actions, suits and other legal proceedings, and from and against any and all losses, claims, demands, liabilities, damages, costs, charges, reasonable counsel fees and other documented expenses which the Issuing Lender or the Issuing Lender's correspondents or Lenders may, at any time, sustain or incur by reason of or in consequence of or arising out of the issuance of the Letters of Credit, it being the intention of the parties that this Agreement shall be construed and applied to protect and indemnify the Issuing Lender and the Issuing Lender's correspondents and Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower, including without limitation, any and all risks of the acts of omissions whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts and omissions, herein called the "Government Acts"). The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any draft under any Letter of Credit as a result of any Government Acts any other cause beyond the Issuing Lender's control or the control of the Issuing Lender's correspondents or Lender, or, if the Issuing Lender, in the Issuing Lender's sole judgment, determines such payment would violate any applicable Law. Notwithstanding anything to the contrary contained in this Agreement, the Borrower shall not be required to indemnify the Issuing Lender, its correspondents or Lender under the terms of this paragraph to the extent any otherwise covered losses, claims, demands, liabilities, damages, costs, charges, fees and other expenses arise from the gross negligence or willful misconduct of any such indemnified party.

             (b) Interest shall be payable at the Prime Rate, plus the Applicable Margin for Prime Rate Loans (or, if any Event of Default shall have occurred and be continuing, at the Default Rate) on any amount remaining unpaid by the Borrower under Section 3.03(a) from the date such amount becomes payable until the earlier of (i) the date of payment in full by the Borrower of such amount, or (ii) the date any Revolving Credit Loan is made with respect to such amount.

             (c) Each payment made pursuant to this Article III shall be made to the Issuing Lender at 1185 Avenue of the Americas, New York, NY 10036, or such other address as the Issuing Lender may indicate in writing for such purpose, in Dollars and in immediately available funds.

Section 3.04 Obligations Absolute. (a) The Borrower's obligations under this
Article III shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender or any beneficiary of a Letter of Credit.

             (b) Borrower agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's reimbursement obligations under this Article III shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred, or
(iii) any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee, or (iv) any inability or failure of Lender to make a Revolving Credit Loan.

             (c) Notwithstanding anything to the contrary contained in this
Section 3.04 or otherwise in this Agreement, but subject to the specific provisions of subsection (b) above, the Borrower's obligations under this
Article III shall be subject to, and the Borrower shall have no liability for, any losses, claims, damages, costs, fees or expenses of Issuing Lender or any of its correspondents or Lender to the extent any such losses, claims, damages, costs, fees or expenses that arise from, the gross negligence or willful misconduct of Issuing Lender, its correspondents or Lender.

Section 3.05 Conflict. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this
Article III, the provisions of this Article III shall apply.

Section 3.06 Documents. Except insofar as instructions to the contrary have been previously given by Borrower in writing to the Issuing Lender, the Issuing Lender and any of its correspondents or Lender may receive and accept as "Bills of Lading" under any Letter of Credit any documents issued or purporting to be issued by or on behalf of any carrier which acknowledges receipt of property for transportation, whatever the specific provisions of such documents, and the date of each such document shall be deemed the date of shipment of the property mentioned therein; and the Issuing Lender may receive and accept as documents of insurance either insurance policies or insurance certificates. Commercial invoices presented under any Letter of Credit may be referred to for the description of the goods; unless otherwise specified in the related Application, wherever the goods are described in other documents, description in general terms is acceptable.

Section 3.07 Partial Shipments. Except insofar as instructions to the contrary have been previously given by a Borrower in writing to the Issuing Lender, the Borrower agrees that partial shipments may be made under any documentary Letter of Credit and the Issuing Lender may honor the related drafts; and if any documentary Letter of Credit specifies shipments in installments within stated periods, and the shipper fails to ship in any designated period, such documentary Letter of Credit shall cease to be available for that or any subsequent installment at the Issuing Lender's discretion.

Section 3.08 Extensions, Increases and Other Modifications to Letters of Credit. The Borrower agrees that in the event of (i) any extension of the maturity or time for presentation of drafts, acceptances or documents, (ii) any increase in the amount of any Letter of Credit or (iii) any other modification of the terms of any Letter of Credit, in each case at the request of Borrower and whether with or without notification to any other Person, this Agreement shall be binding upon the Borrower with regard to the Letter of Credit so extended, increased or otherwise modified, to drafts, documents and property covered thereby, and to any action taken or omitted to be taken by the Issuing Lender or any of the Issuing Lender's correspondents or Lender in accordance with such extension, increase or other modification. Any such extension, increase or other modification shall, for purposes of this Agreement, be deemed issuance of a new Letter of Credit.

Section 3.09 Limitations of Liability. The Borrower assumes all risks of the acts and omissions of the users or beneficiaries of each Letter of Credit and all risks of misuse of each Letter of Credit.

            Neither the Issuing Lender nor the Issuing Lender's correspondents or Lender shall be responsible for, and the Borrower's reimbursement obligations under this Article III shall not be affected by, among other things, (a) the existence, character, quality, quantity, condition, packing, value or delivery of the property purporting to be represented by documents; (b) for any difference in character, quality, quantity, condition, packing or value of the property from that expressed in documents; (c) for the time, place, manner or order in which shipment is made; (d) for partial or incomplete shipment or failure or omission to ship any or all of the property referred to in any Letter of Credit; (e) for the character, adequacy, validity, or genuineness of any insurance; (f) for the solvency or responsibility of any insurer, or for any other risk connected with insurance; (g) for any deviation from instructions, delay, default or fraud by the shipper or anyone else in connection with the property or the shipping thereof; (h) for the solvency, responsibility or relationship to the property of any party issuing any documents in connection with the property; (i) for delay in arrival or failure to arrive of either the property or any of the documents relating thereto; (j) for delay in giving or failure to give notice of arrival or any other notice; (k) for any breach of contract between the shippers or vendors and the Borrower; (l) for any Laws which may be effective in jurisdictions of negotiation and/or payment of any Letter of Credit; (m) for failure of any draft to bear any reference or adequate reference to any Letter of Credit, or failure of documents to accompany any draft at negotiation, or failure of any Person to note the amount of any draft on the reverse of any Letter of Credit or to surrender or take up any Letter of Credit (unless specifically required on the face and by the terms of the Letter of Credit) or to send forward documents apart from drafts as required by the terms of the Letter of Credit; (n) for errors, omissions, interruptions or delays in transmission, or delivery of any messages, by mail, cable, telegraph, wireless or otherwise, whether or not they be in cipher; (o) any error, neglect or default of any of the Borrower's correspondents or lenders; or (p) the validity, accuracy or genuineness of drafts, documents or required statements, even if such drafts, documents or statements should in fact prove to be in any or all respects invalid, inaccurate, fraudulent or forged and notwithstanding that Borrower shall have notified the Issuing Lender thereof.

            If any Letter of Credit provides that payment is to be made by the Issuing Lender's correspondent, neither the Issuing Lender nor such correspondent shall be responsible for the failure of any of the documents specified in such Letter of Credit to come into the Issuing Lender's hands or for any delay in connection therewith, and the Borrower's obligations shall not be affected by such failure or delay in the receipt by the Issuing Lender of any such documents. In furtherance and extension and not in limitation of the specified provisions hereinbefore set forth, the Borrower agrees that any action taken or omission to act by the Issuing Lender or by any correspondent of the Issuing Lender under or in connection with any Letter of Credit or the relative drafts, documents or property, if taken or done without gross negligence or willful misconduct, shall be binding on the Borrower and shall not put the Issuing Lender or the Issuing Lender's correspondents or Lender under any resulting liability to the Borrower.

Section 3.10 Compliance with Regulations; Licenses; Insurance. Borrower agrees to procure promptly any necessary import and export or other licenses for the import or export or shipping of any property relating to any Letter of Credit and to comply in all material respects with all applicable Laws in regard to the shipment of the property or the financing thereof, and to furnish such certificates in that respect as the Issuing Lender may at any time reasonably require, and to keep the property adequately covered by insurance reasonably satisfactory to the Issuing Lender, and to assign the policies or certificates of insurance to the Issuing Lender, or to make the loss or adjustment, if any, payable to the Issuing Lender, at the option of the Issuing Lender; and to furnish to the Issuing Lender upon demand evidence of acceptance by the insurers of such assignment. Should the insurance upon such property for any reason be unsatisfactory to the Issuing Lender, the Issuing Lender may, at the Borrower's expense, obtain insurance on such property reasonably satisfactory to the Issuing Lender.

Section 3.11 Violations of Law. In the event that any action taken under or in connection with any Letter of Credit could, in the Issuing Lender's sole judgment, have the effect of violating any applicable Law, the Issuing Lender may take or refuse to take any action as it deems necessary, including dishonoring any draft or acceptance presented hereunder, and the Issuing Lender shall be indemnified and held harmless by the Borrower from any claim arising out of such action or inaction on the part of the Issuing Lender, other than any claim arising from the gross negligence or willful misconduct of the Issuing Lender.

Section 3.12 Law and Regulations; Additional Payments. If any future Law or the future interpretation of any existing or future Law by any Governmental Authority, or compliance by the Issuing Lender with any future request or directive (whether or not having the force of law) of any such Governmental Authority, or the Issuing Lender's reasonable action in anticipation thereof to enable the Issuing Lender to comply therewith, either (i) imposes, modifies or deems applicable or results in the application of, any reserve, special deposit, capital maintenance, capital ratio or similar requirement against Letters of Credit (or participations therein) or (ii) imposes on the Issuing Lender any other condition regarding this Agreement or the Letters of Credit, and the result thereof is to increase the cost to the Issuing Lender of issuing or maintaining, or to impose upon the Issuing Lender or increase any capital requirement applicable as a result of the issue or maintenance of, any Letters of Credit (or participations therein) or the reimbursement obligations of the Borrower hereunder, or to reduce the amounts receivable by the Issuing Lender hereunder (which increase in cost or increase in or imposition of capital requirements or reduction in amounts receivable may be determined by the Issuing Lender's reasonable allocation of the aggregate of such costs increases, capital increases or impositions or reductions in amounts receivable) then, provided that the Issuing Lender demands similar increased costs with respect to all other similarly affected letters of credit across the portfolio of such Issuing Lender, upon demand by the Issuing Lender, the Borrower shall immediately pay to the Issuing Lender (for itself) from time to time as specified by the Issuing Lender, additional commissions which shall be sufficient to compensate the Issuing Lender for such increased cost or increase in (or imposition of) capital requirements or reduction in amounts receivable by the Issuing Lender together with interest on each such amount from the date demanded until payment in full thereof at the Prime Rate, plus the Prime Rate Applicable Margin (or, if any Event of Default shall have occurred and be continuing, at the Default Rate). Notwithstanding anything to the contrary contained in this Agreement, the Borrower shall have no liability for any increased costs otherwise accruing more than 90 days prior to the receipt by the Borrower of written notice from the Issuing Lender concerning such increased costs. The Borrower shall pay such increased costs within five (5) Business Days of receipt of such a written notice. A certificate setting forth in reasonable detail the increased cost, reduction in all amounts receivable or amounts necessary to compensate the Issuing Lender as a result of an increase in (or imposition of) capital requirements submitted by the Issuing Lender or such L/C Participant to Borrower shall be conclusive, absent manifest error, as to the amount thereof. Notwithstanding anything to the contrary contained in this Agreement, (a) nothing in this Section 3.12 shall require the Borrower to compensate the Issuing Lender for any changes in Law that would increase the amount of general income taxes payable by such Issuing Lender, and (b) the Issuing Lender shall take all reasonable steps to avoid such increased cost, including where reasonable changing the office handling the account.

Section 3.13 Compliance with Letters of Credit. Notwithstanding anything to the contrary contained in this Article III or otherwise in this Agreement, but subject to the specific provisions of Sections 3.04(b) and 3.09, the Issuing Lender, its correspondents and Lender shall at all times be required to comply with the facial requirements of each Letter of Credit, including, if applicable, requiring the delivery of documents, which on their face comply with the requirements of the face of the Letter of Credit before honoring any draws on any Letter of Credit.

                                   ARTICLE IV
                       YIELD PROTECTION; ILLEGALITY; ETC.

Section 4.01 Additional Costs. (a) The Borrower shall pay directly to Lender from time to time on demand such amounts as Lender may determine to be necessary to compensate it for any

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

increased costs which Lender determines are attributable to its making or maintaining any Libor Rate Loans under this Agreement or the Note or its obligation to make any such Loans hereunder, or any reduction in any amount receivable by Lender hereunder in respect of any such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change relating to any such Loans or such obligation which: (i) changes the basis (but not the rate) of taxation of any amounts payable to Lender under this Agreement or the Note in respect of any of such Loans (other than franchise, capital, branch profits taxes or taxes imposed with respect to the income of Lender or of its Lending Office for any of such Loans by the jurisdiction in which Lender or its designated Lending Office is organized, doing business or has its Principal Office or such Lending Office); or (ii) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, Lender (including any of such Loans or any deposits referred to in the definition of "Libor Rate" in Section 1.01); provided that no such compensation shall be payable to the extent that the Libor Rate has been adjusted to account for such increased cost; or (iii) imposes any other similar condition affecting this Agreement or the Note (or any of such extensions of credit or liabilities); provided that Lender demands similar Additional Costs with respect to all other similarly affected loan facilities across its portfolio. Lender will notify Borrower in writing of any event occurring after the date of this Agreement which will entitle Lender to compensation pursuant to this Section 4.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation; provided, that, the Borrower shall have no liability for any such Additional Costs otherwise accruing more than 90 days prior to the receipt by Borrower of the written notice concerning such Additional Costs. The Borrower shall pay any such Additional Costs within five (5) Business Days of receipt of such a written notice. If Lender requests compensation from the Borrower under this Section 4.01(a), or under Section 4.01(c), Borrower may, by notice to Lender, require that Lender's affected Loans with respect to which such compensation is requested be converted in accordance with Section 4.04. If any Additional Costs are imposed for which the Borrower would be required to make a payment under this Section 4.01, the Lender in good faith shall attempt to avoid or reduce such Additional Costs by taking any appropriate action (including, without limitation, assigning its rights hereunder to a related entity or a different Lending Office) if such action will not, in the reasonable judgment of Lender, be disadvantageous to Lender and provided that the Borrower pays any Additional Costs resulting from such action and the out-of-pocket costs and expenses of Lender in undertaking such action. The term "Lender" as used in this Section 4.01(a) shall include, if applicable, Lender's parent holding company.

             (b) Without limiting the effect of the foregoing provisions of this
Section 4.01 (but without duplication), in the event that, by reason of any Regulatory Change, Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of Lender which includes deposits by reference to which the interest rate on Libor Rate Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of Lender which includes Libor Rate Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if Lender so elects by notice to the Borrower, the obligation of Lender to make or renew Libor Rate Loans and to convert Prime Rate Loans hereunder shall be suspended until the date such Regulatory Change ceases to be in effect (and all affected Libor Rate Loans held by Lender then outstanding shall be converted in accordance with Section 4.04).

             (c) Without limiting the effect of the foregoing provisions of this
Section 4.01 (but without duplication), the Borrower shall pay directly to Lender from time to time on request such amounts as Lender may determine to be necessary to compensate Lender for any costs of capital which it determines are attributable to the maintenance by it pursuant to the adoption, effectiveness or implementation of, or any change in, any Law of any jurisdiction or any written interpretation, directive or request (whether or not having the force of law and whether in effect on the date of this Agreement or thereafter) of any Governmental Authority in respect of its Loans hereunder or its obligation to make Loans hereunder (such compensation to include, without limitation, an amount equal to any reduction in return on assets or equity of Lender to a level below that which it could have achieved but for such Law, interpretation, directive or request). Lender will notify Borrower in writing if it is entitled to compensation pursuant to this Section 4.01(c) as promptly as practicable after it determines to request such compensation, but in no event shall Lender be entitled to reasonable compensation for any period in excess of 90 days prior to the date of such notice. The Borrower shall pay such additional compensation within five (5) Business Days of receipt of such written notice.

             (d) Determinations and allocations by Lender for purposes of this
Section 4.01 of the effect of any Regulatory Change pursuant to subsections (a) or (b), or of the effect of capital maintained pursuant to subsection (c), on its costs of making or maintaining Loans or its obligation to make Loans, or on amounts receivable by, or the rate of return to, it in respect of Loans or such obligation, and of the additional amounts required to compensate Lender under this Section 4.01, shall be set forth in certificates, signed by an officer of Lender, delivered to Borrower. Such certificates shall include the amount required to be paid by the Borrower to Lender and the computations made by Lender to determine such amount. Any such determination and allocation shall be conclusive, absent demonstrable error, provided that such determinations and allocations are made in good faith and on a reasonable basis.

Section 4.02 Limitation on Libor Rate Loans. Anything herein to the contrary notwithstanding, if:

             (a) Lender reasonably determines (which determination shall be conclusive, absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of "Libor Rate" in Section 1.01 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for any Libor Rate Loans as provided in this Agreement; or

             (b) the Lender reasonably determines (which determination shall be conclusive, absent demonstrable error) that the relevant rates of interest referred to in the definition of "Libor Rate" in Section 1.01 upon the basis of which the rate of interest for any Libor Rate Loans are to be determined do not adequately cover the cost to the Lender of making or maintaining such Loans;

then Lender shall give Borrower prompt written notice thereof, and so long as such condition remains in effect, the Lender shall be under no obligation to make or renew affected Libor Rate

Loans, or to convert Prime Rate Loans into affected Libor Rate Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding affected Libor Rate Loans, either prepay such Libor Rate Loans or convert such Libor Rate Loans into another Type of Loan in accordance with
Section 2.05.

Section 4.03 Illegality. Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful for Lender or its Lending Office to honor its obligation to make, maintain or renew Libor Rate Loans hereunder or convert Prime Rate Loans into Libor Rate Loans, then Lender shall promptly notify Borrower thereof in writing and Lender's obligation to make, maintain or renew Libor Rate Loans and to convert Prime Rate Loans into Libor Rate Loans hereunder shall be suspended until such time as Lender may again make, maintain or renew such Libor Rate Loans and convert Prime Rate Loans into Libor Rate Loans, and Lender's outstanding Libor Rate Loans, as the case may be, shall be converted into Prime Rate Loans in accordance with Section 4.04.

Section 4.04 Certain Conversions Pursuant to Sections 4.01 and Section 4.03. If Libor Rate Loans are to be converted pursuant to Section 4.01 or Section 4.03, Libor Rate Loans shall be automatically converted into Prime Rate Loans on the last day(s) of the then current Interest Period(s) for Libor Rate Loans (or in the case of a conversion required by Section 4.03, on such earlier date as Lender may specify in writing to Borrower) and, unless and until Lender gives notice as provided below that the circumstances specified in Section 4.01 or
Section 4.03 which gave rise to such conversion no longer exist:

             (a) to the extent that Libor Rate Loans have been so converted, all payments and prepayments of principal which would otherwise be applied to Libor Rate Loans shall be applied instead to Prime Rate Loans; and

             (b) all Loans which would otherwise be made or renewed by Lender as Libor Rate Loans shall be made instead as Prime Rate Loans and all Loans which would otherwise be converted into Libor Rate Loans shall not be so converted.

Section 4.05 Certain Compensation. Subject to Lender's reasonable efforts to mitigate such losses, costs and expenses, the Borrower shall pay to the Lender, upon the request of such Lender, such amount or amounts as shall be sufficient (in the reasonable opinion of Lender) to compensate it for any loss, cost or reasonable expense which Lender determines is attributable to:

             (a) any payment, prepayment, conversion or renewal of a Libor Rate Loan made by Lender on a date other than the last day of an Interest Period for such Loan (whether by reason of acceleration or otherwise); or

             (b) any failure by the Borrower to borrow, convert into or renew a Libor Rate Loan to be made, converted into or renewed by Lender on the date specified therefor in the relevant notice under Section 2.04, 2.05 or 2.07, as the case may be.

Without limiting the foregoing, such compensation shall include an amount equal to the excess, if any, of: (i) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid, converted or renewed or not borrowed, converted or renewed for the period from and including the date of such payment, prepayment or conversion or failure to borrow, convert or renew to but excluding the last day of the then current Interest Period for such Libor Rate Loan (or, in the case of a failure to borrow, convert or renew, to but excluding the last day of the Interest Period for such Libor Rate Loan which would have commenced on the date specified therefor in the relevant notice) at the applicable rate of interest for such Libor Rate Loan provided for herein; over (ii) the amount of interest (as reasonably determined by Lender) Lender would have bid in the London interbank market for Dollar deposits for amounts comparable to such principal amount and maturities comparable to such period. A determination of Lender as to the amounts payable pursuant to this Section 4.05 shall be set forth in certificates, signed by an officer of Lender, delivered to Borrower. Such certificates shall include the amount required to be paid by Borrower to Lender and the computations made by Lender to determine such amount. Any such determination shall be conclusive, absent demonstrable error, provided that such determinations are made in good faith and on a reasonable basis.

Section 4.06 Lending Office Designations. Before giving any notice to Borrower pursuant to Section 4.01, 4.02 or 4.03, Lender shall, if possible, designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the reasonable judgment of Lender, be otherwise disadvantageous to Lender.

                                   ARTICLE V
                              CONDITIONS PRECEDENT

Section 5.01 Conditions Precedent to All Loans and Letters of Credit. The obligations of the Lender to make any Loan (including by means of conversion or renewal of Loans), and the obligations of the Issuing Lender to issue any Letters of Credit are subject to the satisfaction of the following conditions precedent:

             (a) Lender shall have received a timely notice as required by
Section 2.04, or an Application as required by Section 3.02;

             (b) if Lender has not previously received an appropriate Note, Lender shall have received a duly executed Note payable to its order and otherwise complying with the provisions of this Agreement;

             (c) the representations and warranties of the Obligors contained in this Agreement and each other Facility Document shall be true and correct in all material respects on the date of such Loan or issuance of such Letter of Credit as though made on and as of such date (provided that any representations and warranties which speak to a specific date shall remain true and correct in all material respects as of such specific date);

             (d) all agreements and conditions required to be performed and complied with by any Obligor under this Agreement or any other Facility Document by such date shall have been performed and complied with by such Obligor in all material respects to the reasonable satisfaction of the Lender and its counsel;

             (e) Lender shall have received all fees and other amounts due and payable by the Obligors under the Facility Documents; and

             (f) no Default or Event of Default shall have occurred and be continuing, or would occur as a result of the making of such Loan or the issuance of such Letter of Credit.

Section 5.02 Documentary Conditions Precedent to Initial Loans and Initial Letters of Credit. The obligations of the Lender to make any initial Loan, and the obligations of the Issuing Lender to issue any Letter of Credit on the Closing Date are subject to the satisfaction of the following documentary conditions precedent:

Lender shall have received, in form and substance reasonably satisfactory to Lender and its counsel:

             (a) Credit Agreement. This Agreement, duly executed by the
Borrower.

             (b) Note. The Note, duly executed by the Borrower.

             (c) Guaranty Agreement. The Guaranty Agreement, duly executed by each of the Guarantors.

             (d) Pledge Agreement. The Pledge Agreement, duly executed by the Obligors (other than Immaterial Subsidiaries), together with (i) financing statements under the UCC of each jurisdiction necessary or, in the reasonable opinion of Lender, desirable to perfect the Liens created by the Pledge Agreement, (ii) copies of searches identifying all of the financing statements on file with respect to the Obligors in all jurisdictions referred to under clause (i) of this Section 5.02(d) indicating that no party claims an interest in and to the Collateral purported to be covered by the Pledge Agreement, (iii) stock certificates representing all of the outstanding capital stock of the Subsidiaries to be pledged by the Obligors (other than Immaterial Subsidiaries) pursuant to the Pledge Agreement together with undated stock powers executed in blank, (iv) stock certificates and warrants representing certain investments of an Obligor to be pledged by such Obligor pursuant to the Pledge Agreement together with undated stock powers executed in blank and (v) a note representing Debt between certain Obligors to be pledged pursuant to the Pledge Agreement, together with undated bond or note powers executed in blank.

             (e) Security Agreement. The Security Agreement, duly executed by Borrower and each of its Domestic Subsidiaries, other than Immaterial Subsidiaries, together with (i) financing statements under the UCC of each jurisdiction necessary or, in the reasonable opinion of Lender, desirable to perfect the Liens created by the Security Agreement; (ii) executed copies of the termination statements duly filed under the UCC of each jurisdiction necessary to terminate the Liens of other Persons (other than Persons having Permitted Liens) in and to the Collateral purported to be covered by the Security Agreement; and (iii) copies of searches identifying all of the financing statements on file with respect to the Borrower and each of its Domestic Subsidiaries, other than Immaterial Subsidiaries, in all jurisdictions referred to under clause (i) of this Section 5.02(e).

             (f) Trademark Security Agreement. The Trademark Security Agreement for Borrower and each of its Domestic Subsidiaries, other than Immaterial Subsidiaries, duly executed by each of them.

             (g) Employment Agreements. The Borrower shall have delivered to Lender copies of the executed employment agreements of each of the former senior officers of Zolfo Cooper, LLC.

             (h) Termination of Goldman Sachs Credit Facility. All outstanding obligations of Borrower under the Goldman Sachs Credit Facility, except for the letters of credit listed on Schedule 8.01(e), shall have been repaid in full and such facility and all liens granted thereunder shall have been terminated.

             (i) Other Facility Documents. Each other Facility Document, duly executed by the appropriate Obligors and such other parties thereto (other than the Lender), as the case may be.

             (j) Possession Collateral. All Possession Collateral.

             (k) Opinions. The legal opinion of Kramer Levin Naftalis & Frankel LLP, in form and substance reasonably acceptable to Lender and its counsel.

             (l) Consents and Acknowledgments. Such consents or acknowledgments, with respect to the transactions hereunder, from each of the Borrower, the Subsidiaries and such other Persons as Lender may determine to be necessary or appropriate.

             (m) Officer's Certificate. A certificate of a duly authorized officer of Borrower, dated the Closing Date, stating that the representations and warranties contained in Article 6 and in the other Facility Documents are true and correct in all material respects on such date as though made on and as of such date (provided that any representations and warranties which speak to a specific date shall remain true and correct in all material respects as of such specific date), all agreements and conditions required to be performed and complied with by such date have been performed and complied with in all material respects and that no Default or Event of Default has occurred and is continuing, or would occur as a result of the making of such Loan or the issuance of such Letter of Credit.

             (n) Resolutions. Copies, certified as of the Closing Date by the Secretary or an Assistant Secretary of each Obligor (other than Immaterial Subsidiaries), of resolutions of the Board of Directors of such Obligor (other than Immaterial Subsidiaries) authorizing the execution, delivery and performance by such Obligor (other than Immaterial Subsidiaries) of the Facility Documents to which it is a party and, if such Obligor is Borrower, the borrowings and other extensions of credit hereunder, which certificate shall state that such resolutions have not been modified, rescinded or amended and are in full force and effect on the date of such certification.

             (o) Organization Documents; Incumbency. (i) copies of the certificate of incorporation or other formation documents of each Obligor (other than Immaterial Subsidiaries), and all amendments thereto, certified as of a recent date by the Secretary of State of the state of organization of such Obligor (other than Immaterial Subsidiaries); (ii) the certificate of said Secretary of State as to the due incorporation, valid corporate existence, good standing and charter documents on file of such Obligor (other than Immaterial Subsidiaries), as of a recent date; (iii) the certificate of the Secretary of State of each state in which such Obligor

(other than Immaterial Subsidiaries) is required to qualify to do business as to due qualification to do business as a foreign entity and good standing of such Obligor (other than Immaterial Subsidiaries), as of a recent date; (iv) the certificate of the Secretary or Assistant Secretary of such Obligor (other than Immaterial Subsidiaries), dated the date hereof, certifying (A) that attached thereto is a true and complete copy of the certificate of incorporation and by-laws or other formation documents of such Obligor (other than Immaterial Subsidiaries), as in effect on the date of such certification, (B) that such certificate of incorporation or other formation documents has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above, and (C) the incumbency and signatures of the officers of such Obligor (other than Immaterial Subsidiaries) executing this Agreement or any other Facility Document on behalf of such Obligor (other than Immaterial Subsidiaries); and (v) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (iv) above.

             (p) Insurance. Evidence that the Borrower and the Subsidiaries have obtained such policies of insurance with such insurance companies as are required to be maintained by Borrower and the Subsidiaries pursuant to this Agreement and the other Facility Documents;

             (q) Borrowing Notice; Application. (i) For any initial Loans, an initial borrowing notice of the Borrower relating to the Loans to be made on the Closing Date (if any) together with a letter from the Borrower containing wire transfer instructions and account information relating to the funds to be made available by the Lender to the Borrower on the Closing Date (if any); and (ii) for any Letters of Credit to be issued on the Closing Date, an Application as required by Section 3.02.

             (r) Other Documents. Such other approvals, opinions and instruments, certificates and other documents as Lender shall have requested in its reasonable discretion.

Section 5.03 Additional Conditions Precedent. Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Lender to make any initial Loan, and the obligations of the Issuing Lender to issue any Letter of Credit on or after the Closing Date are subject to the satisfaction of the provisions of Section 5.02 and the following additional conditions precedent:

             (a) No Material Adverse Change. There shall have been no material adverse change in the financial condition or business condition of the Borrower and its Subsidiaries taken as a whole since the date of Borrower's most recent financial statement delivered to the Lender.

             (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing, or would occur as a result of the making of such Loan or the issuance of such Letter of Credit.

             (c) Field Examination. Lender, or its designated representative, shall have completed a field examination at the cost and expense of the Borrower, which field examination shall include, among other things, a review of the accounts receivable, books, records and systems of the Company and the Subsidiaries and the results thereof shall be satisfactory to

Lender in its sole discretion; provided, that the Borrower shall take all action necessary and make available all necessary records and information (including, without limitation, such records and information as may be requested by Lender, or its designated representative) within thirty (30) days of the Closing Date so that Lender may cause such examination to be conducted and promptly, from time to time, thereafter as Lender, or its designated representative, may request, it being understood and agreed that the Borrower shall use its best efforts to provide such records and information in a timely manner so that the field examination may be completed within sixty (60) days of the Closing Date.

             (d) Deposit Account Control Agreement. The Deposit Account Control Agreement, duly executed by Borrower and accepted and agreed to by the relevant deposit account bank.

             (e) Pledge of Certain Foreign First-Tier Subsidiary Stock. Within sixty (60) days of the Closing Date, the Borrower shall have pledged the capital stock of Kroll Ontrack GmbH, Kroll Holdings Argentina S.A., Kroll Ltd., and KA de Mexico S. de R.L. de C.V. pursuant to the Pledge Agreement and in accordance with the requirements of all applicable Laws, including the Laws of the jurisdiction of incorporation or formation of such Subsidiaries.

             (f) Delivery of Consolidated EBITDA Schedule. The Borrower shall have delivered Schedule 1.01B to the Lender, which shall be satisfactory to the Lender in its sole discretion.

Section 5.04 Deemed Representations. Each notice of borrowing hereunder and acceptance by the Borrower of the proceeds of such borrowing, and each Application and acceptance by the Borrower of any Letter of Credit, shall constitute a representation and warranty that the representations and warranties contained in Article VI and in the other Facility Documents are true and correct in all material respects and shall be deemed to be made on and as of both the date of such notice or Application and the date of such borrowing or issuance without regard to any earlier specifically stated date except dates other than the Closing Date; provided, however, that (i) those representations and warranties contained in Article VI and in the other Facility Documents which are not subject to a qualification as to Material Adverse Effect, shall be deemed to be subject to a qualification as to Material Adverse Effect with respect to changes from any earlier specifically stated date only for purposes of this
Section 5.04 and (ii) those representations and warranties contained in Section
6.12 shall be deemed to be made on and as of the end of the most recent Fiscal Year or Fiscal Quarter, as the case may be, for which financial statements have been delivered in accordance with Section 7.08(a) and (b).

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

      The Borrower hereby represents and warrants that:

Section 6.01 Incorporation, Good Standing and Due Qualification. Each Obligor is duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate or partnership power and authority to own or lease its Properties and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign corporation or foreign partnership and in good standing under the laws of each jurisdiction in which such qualification is required, except to the extent that such failure to qualify could not reasonably be expected to cause a Material Adverse Effect.

Section 6.02 Subsidiaries Including Immaterial Subsidiaries. As of the Closing Date, Schedule 6.02 sets forth the name of each Subsidiary, in each case showing the jurisdiction of incorporation or formation of such Subsidiary and the percentage of its parent's ownership in such Subsidiary. Except as set forth in
Schedule 6.02, neither any Borrower nor any of the Subsidiaries owns or holds the right to acquire any shares of stock or any other security or interest in any other Person.

Section 6.03 Capitalization. As of the Closing Date, the authorized capital stock of each of the Subsidiaries, the number of shares of such capital stock of which are issued and outstanding and all the record holders of such issued and outstanding capital stock are as set forth on Schedule 6.03. As of the Closing Date, there are no outstanding preemptive, conversion or other rights, options or warrants granted or issued by or binding upon any of the Subsidiaries for the purchase or acquisition by any other Person of any shares of capital stock of any of the Subsidiaries (other than Borrower or another Subsidiary) or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of such capital stock. As of the Closing Date, neither the Borrower nor any of the Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or such other rights. As of the Closing Date, none of the Subsidiaries is a party to any agreement granting registration rights to any person with respect to any of its equity or debt securities. As of the Closing Date, none of the Subsidiaries is a party to any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.

Section 6.04 Owned Real Property. Schedule 6.04 sets forth, as of the Closing Date, a complete and accurate list of the real property owned by the Borrower and its Subsidiaries (other than Foreign Subsidiaries and Immaterial Subsidiaries).

Section 6.05 Leased Real Property. Schedule 6.05 sets forth, as of the Closing Date, a complete and accurate list of all leases of real property under which the Borrower or any other Obligor (other than Immaterial Subsidiaries) is the lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. To the Borrower's Knowledge, each such lease is valid and subsisting.

Section 6.06 Material Contracts. Schedule 6.06 sets forth, as of the Closing Date, a complete and accurate list of all Material Contracts, showing as of the date hereof the parties, subject matter and listing any amendments or supplements thereto. To the Borrower's Knowledge, except as described on
Schedule 6.06, each such Material Contract is in full force and effect, and there exists no material default under any Material Contract by any party thereto.

Section 6.07 Corporate Power and Authority. The execution, delivery and performance by each Obligor of the Facility Documents to which it is a party and, in the case of Borrower, the borrowings and other extensions of credit hereunder are within such Obligor's corporate or partnership power and authority, have been duly authorized by all necessary corporate or partnership action and do not and will not: (a) contravene its certificate of incorporation or by-laws or other organizational documents; (b) violate any provision of, or require any filing (other than the recording of the Trademark Security Agreement at the Patent and Trademark Office and the filing of the financing statements and assignments in each case as required pursuant to the terms of the Security Documents), registration, consent or approval under, any applicable Law (including, without limitation, Regulation T, Regulation U and Regulation X); (c) result in a material breach of or constitute a material default or require any consent under any Obligor Agreement; or (d) result in, or require, the creation or imposition of any Lien (other than Permitted Liens), upon or with respect to any of the Properties now owned or hereafter acquired by any Obligor.

Section 6.08 Legally Enforceable Agreements. Each Facility Document to which any Obligor is a party is, or when executed and delivered by such Obligor and the other parties thereto will be, a legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

Section 6.09 No Violation. No Obligor is:

             (a) in violation of its certificate of incorporation or by-laws or other organizational documents, as the case may be;

             (b) in violation in any material respect of any applicable Law (including, without limitation, Regulation T, Regulation U and Regulation X); or

             (c) in violation, breach or default of any Law or Obligor Agreement where such violation, breach or default, individually or in the aggregate, could reasonably be expected to result in any Material Adverse Effect.

Section 6.10 Licenses, Approvals, etc. All material licenses, permits and other authorizations, and all material bonds, plans, consents to enter upon leased property and other filings, required by applicable Law or any effective restrictive covenant to be obtained or made in order to permit the operation and conduct of the businesses of the Borrower and the Subsidiaries as now operated and conducted or proposed to be operated and conducted have been obtained or made, except for any such authorizations or filings which are not currently so required and which, in the reasonable judgment of the Borrower, can be obtained or made in the ordinary course of business prior to the time so required without material cost or delay.

Section 6.11 Litigation. Except for those actions, suits or proceedings set forth on Schedule 6.11, which such actions, suits or proceedings could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, as of the Closing Date, there is no action, suit or proceeding pending or, to the Knowledge of the Borrower, threatened against the Borrower or any Subsidiary or any of their respective Properties which (a) involves a claim for damages or relief in an amount greater than $1,000,000 in the aggregate (to the extent not covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage); (b) could, individually or in the aggregate, if adversely determined, reasonably be expected to have a Material Adverse Effect; or (c) questions the legality, validity or enforceability of any of the Facility Documents or the transactions contemplated by any of the Facility Documents.

Section 6.12 Financial Statements.

             (a) Borrower has heretofore or on the Closing Date furnished to Lender its audited consolidated and consolidating balance sheets and consolidated and consolidating income statement and consolidated statement of cash flows and changes in stockholders' equity as of and for the Fiscal Year ended December 31, 2001 and its management prepared consolidated balance sheet, income statement and statements of cash flow, and changes in stockholders' equity of and for the fiscal quarters ended March 31, 2002, June 30, 2002 and September 30, 2002 ("Financial Statements"). Such Financial Statements present fairly, in all material respects, the consolidated, and in the case of the year end balance sheet and income statement consolidating, financial condition of the Consolidated Entities as of such date and results of operations for such period subject, in the case of unaudited Financial Statements, to changes resulting from audit and normal year-end adjustments. Such Financial Statements were prepared in accordance with GAAP applied on a consistent basis, except in the case of the quarterly Financial Statements for the absence of footnotes and subject, in the case of unaudited Financial Statements, to changes resulting from audit and normal year-end adjustments.

             (b) Except as set forth in the Financial Statements, to the Knowledge of the Borrower, as of such Financial Statements date, there are no liabilities of the Borrower and/or the Guarantors, fixed or contingent, which are material but are not reflected on such Financial Statements and are required to be disclosed on such Financial Statements in accordance with GAAP, other than, in the case of the quarterly Financial Statements, disclosures that would have been included in the footnotes thereof. Since December 31, 2001, there has been no change (other than events affecting the general economy and financial markets of the United States) which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

             (c) Borrower has furnished to the Lender on December 10, 2002, its projections for the Fiscal Years ending December 31, 2002 and December 31, 2003 and the assumptions used by Borrower in making such projections were reasonable under the circumstances and were made in good faith by management of the Borrower; provided, however, that the projections are not to be viewed as facts and actual results during the period covered by the projections may differ from the projections, and such differences may be material.

Section 6.13 Taxes. All taxes, assessments, fees and other governmental charges upon the Borrower or any Subsidiary, or upon any of their respective Properties, business, income, profits or franchises, which are due and payable have been paid, except to the extent permitted by Section 7.10. The Borrower has established on its books such charges, accruals and reserves in respect of such taxes, assessments, fees and other governmental charges for all fiscal periods as are required by GAAP. To the Knowledge of the Borrower, there are no proposed assessments for material additional taxes, assessments, fees and other governmental charges for any period.

Section 6.14 ERISA. Each Plan and, to the Knowledge of the Borrower, each Multiemployer Plan, if any, are in compliance in all material respects with, and have been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other applicable federal or state law, and no event or condition is occurring or exists concerning which the Borrower or any of its Subsidiaries would be under an obligation to furnish a report to the Lender in accordance with Section 7.08(i). To the Knowledge of the Borrower, as of the Closing Date there exists no Unfunded Benefit Liabilities.

Section 6.15 Environmental Matters. Except as provided in Schedule 6.15, the Borrower and each Subsidiary is in compliance with all applicable Environmental Laws except for those non-compliance matters which would not likely result in Material Adverse Effect. Neither Borrower nor any of its Subsidiaries is subject to any liability under any Environmental Law except for such liability which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 6.16 Labor Disputes. Neither the Borrower nor any of its Subsidiaries is
(a) currently affected by any strike, lockout or other material labor dispute or
(b) a party to any collective bargaining agreement.

Section 6.17 Investment Company Act of 1940; etc. Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 1935 or any statute or regulation limiting its ability in any material respect to incur indebtedness for money borrowed as contemplated hereby.

Section 6.18 No Forfeiture. Neither the Borrower nor any of its Subsidiaries is subject to a Forfeiture Proceeding.

Section 6.19 Solvency. Except as set forth on Schedule 6.19,

             (a) The present fair saleable value of the assets of the Obligors after giving effect to all the transactions contemplated by the Facility Documents exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Obligors as they mature.

             (b) The Property of each Obligor does not constitute unreasonably small capital for such Obligor to carry out its business as now conducted and as proposed to be conducted including the capital needs of such Obligor.

             (c) Each Obligor does not intend to, nor does such Obligor believe that it will, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by such Obligor, and of amounts to be payable on or in respect of debt of such Obligor). The cash available to such Obligor after taking into account all other anticipated uses of the cash of such Obligor, is anticipated to be sufficient to pay all such amounts on or in respect of debt of such Obligor when such amounts are required to be paid.

Section 6.20 Patents, Trademarks, etc. Set forth on Schedule 6.20 is a complete and accurate list, as of the Closing Date, of all rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks, service marks, trade names and domain names owned or possessed by the Borrower or any of its Subsidiaries, other than Immaterial Subsidiaries, that are material to the conduct of its business as presently conducted or proposed to be conducted. The Borrower and each of its Subsidiaries owns or possesses all such rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks, service marks, trade names and domain names free from any material restrictions.

Section 6.21 Offer of Note. Neither the Borrower nor anyone acting on its behalf has directly or indirectly offered the Note, or any part thereof or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect of any of the same with, anyone other than the Lender and a limited number of other financial institutions. Neither the Borrower nor anyone acting on its behalf will directly or indirectly take any action which would subject the issue of the Note to the registration provisions of the Securities Act of 1933, as amended.

Section 6.22 Use of Proceeds. The Borrower shall use the proceeds of the Loans and the other extensions of credit hereunder in accordance with Section 2.03. No such proceeds shall be used, whether directly or indirectly, or immediate, incidental or ultimate, (a) for the purpose of buying or carrying "margin stock" within the meaning of Regulation U, (b) for the purpose of extending credit to others for the purpose of purchasing or carrying any margin stock or (c) for any purpose which violates or is inconsistent with the provisions of Regulation T, Regulation U or Regulation X. The Borrower is not engaged in purchasing or carrying any margin stock. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock. At no time would more than 25% of the value of the assets of the Borrower or the Borrower and any Subsidiary that are subject to any "arrangement" (as such term is used in Section 221.2 (g) of Regulation U) hereunder be represented by margin stock. No proceeds of the Loans, and none of the Letters of Credit, shall be used (i) to acquire any equity security of a class that is registered pursuant to Section 12 of the Exchange Act except for the Acquisitions permitted by this Agreement or (ii) to prepay the principal amount, in whole or in part, of the Senior Subordinated Notes.

Section 6.23 Disclosure; No Material Adverse Effect. No Facility Document nor any certificate or other document furnished to the Lender or the Lenders by or on behalf of the Borrower or any other Obligor pursuant to any Facility Document contains, as of its date, any untrue statement of a material fact or omits to state or will omit to state, as of its date, a material fact necessary in order to make the statements contained herein and therein, under the circumstances under which they were made, not misleading. Except as indicated on Schedule 6.23, the Borrower has no Knowledge of any facts or circumstances that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 6.24 Location of Books and Records. The books and records of the Borrower and each other Obligor (other than Immaterial Subsidiaries) are located at the locations listed on Schedule 6.24.

Section 6.25 Fiscal Year. The Fiscal Year of the Borrower ends on December 31 of each year.

Section 6.26 Exchange Act Filings. Since January 1, 2002, the Borrower has timely filed with the Securities and Exchange Commission all forms, reports and other documents required to be filed by it under the Exchange Act and none of the foregoing contains, as of its date, any untrue statement of a material fact or omits to state, as of its date, a material fact necessary in order to make the statements contained therein, under the circumstances under which they were made, not misleading.

                                  ARTICLE VII
                              AFFIRMATIVE COVENANTS

            Except as otherwise provided for in any Facility Document, so long as any Obligation shall remain unpaid or Lender shall have any Revolving Credit Commitment, the Borrower shall, and shall cause each of its Subsidiaries to:

Section 7.01 Maintenance of Existence; Preservation of Rights, Licenses etc. Except as otherwise permitted by Section 8.09, (a) preserve and maintain its corporate or partnership existence and good standing in the jurisdiction of its incorporation or formation, and qualify and remain qualified as a foreign corporation or partnership in each jurisdiction in which such qualification is required, except where the failure to maintain such foreign qualification would not have a Material Adverse Effect.

             (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks, service marks and trade names material to the conduct of its business, except in any such case where the failure to do so would not have a Material Adverse Effect.

Section 7.02 Conduct of Business. Continue to engage in the Business and no other business.

Section 7.03 Maintenance of Properties. Maintain, keep and preserve all of its Properties necessary or useful in the conduct of the Business in good working order and condition, ordinary wear, tear and obsolescence excepted, except where the failure to so maintain, keep and preserve such Properties could not reasonably be expected to have a Material Adverse Effect.

Section 7.04 Maintenance of Records. Keep adequate records and books of account in which true and correct entries will be made reflecting all financial transactions and the assets of the Borrower and each Subsidiary, and which shall be in such form which will allow the Borrower to prepare its consolidated financial statements in accordance with GAAP. Except with the prior written consent of Lender, keep the books and records of the Borrower and the Subsidiaries, other than Immaterial Subsidiaries, at the locations set forth in
Section 6.24.

Section 7.05 Maintenance of Insurance. Without limiting any obligation under any Facility Document, maintain insurance with financially sound and reputable insurance companies or associations accorded a rating by A.M. Best Company of "A" or better and a size rating of "Xi" or better. Maintain casualty insurance policies covering all of the Property subject to the Lien of the Lender under the Security Documents with appropriate loss payable endorsements indicating assignment of proceeds thereunder to the Lender and certificates or other evidence of liability insurance with appropriate endorsements indicating the coverage of the Lender as an additional insured or loss payee, as applicable. All insurance shall be in amounts, cover such risks, and have such deductibles as is customary for reputable companies engaged primarily in the same business as the Business.

Section 7.06 Compliance with Laws. Comply in all material respects with all applicable Laws (including, without limitation, all applicable Environmental
Laws).

Section 7.07 Right of Inspection; Field Examinations. At any reasonably time and from time to time upon reasonable prior written notice and during normal business hours (but no prior notice shall be required if a Default or an Event of Default has occurred and is continuing), permit the Lender or any representative thereof, to conduct field examinations, examine and make copies and abstracts from the records and books of, and visit the Properties of, the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with their respective officers and directors and independent accountants; provided that the Lender agrees that it shall use its reasonable best efforts to minimize interference with the Borrower's or such Subsidiary's business; provided that, following satisfaction of the condition in
Section 5.03(c) unless a Default or an Event of Default shall have occurred and be continuing, such field examinations shall not be conducted more than twice during any Fiscal Year. The Lender (and its representatives) are hereby authorized to deliver a copy of any information delivered to it if so requested by any regulatory body having jurisdiction over it. The documented out-of-pocket costs of such examinations shall be borne by the Borrower.

Section 7.08 Reporting Requirements. Furnish copies to the Lender of the following:

             (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, (i) consolidated balance sheet of the Consolidated Entities as of the end of such Fiscal Year and consolidated income statement and statement of cash flows and changes in stockholders' equity of the Consolidated Entities for such Fiscal Year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior Fiscal Year and all prepared in accordance with GAAP and accompanied by a report thereon by Deloitte & Touche LLP or other independent accountants of national standing selected by the Borrower, which report will be unqualified as to going concern and scope of audit and will (A) state that such accountants audited such consolidated financial statements in accordance with generally accepted auditing standards, that such accountants believe that such audit provides a reasonable basis for their opinion, and that in their opinion such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Consolidated Entities as at the end of such Fiscal Year and the consolidated results of their operations and cash flows for such Fiscal Year in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statement), or (B) contain such statements as are customarily included in unqualified reports of independent accountants in conformity with the recommendations and requirements of the American Institute of Certified Public Accountants (or any successor organization) and (ii) management prepared consolidating balance sheets of the Consolidated Entities as of the end of each such Fiscal Year and consolidating income statements of the Consolidated Entities for such Fiscal Year.

             (b) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the management prepared consolidated and consolidating balance sheets of the Consolidated Entities as of the end of such Fiscal Quarter and consolidated and consolidating income statements and consolidated statement of cash flows and changes in stockholders' equity of the Consolidated Entities for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous Fiscal Year and all prepared in accordance with GAAP applied on a basis consistent with prior years (subject to year-end and normal audit adjustments and the fact that there are no footnotes thereto) and certified as to fairness of presentation by the chief financial officer or the chief accounting officer of Borrower and as having been prepared in accordance with GAAP applied on a basis consistent with prior years (subject to year-end and normal audit adjustments and without footnotes);

             (c) [Intentionally Omitted];

             (d) simultaneously with the delivery of the financial statements referred to in Section 7.08(a) and Section 7.08(b), a Compliance Certificate of the chief financial officer or the chief accounting officer of Borrower, under a cover letter identifying it as such, certifying on behalf of the Borrower that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto;

             (e) simultaneously with the delivery of the annual financial statements referred to in Section 7.08(a), a certificate of the independent public accountants who audited such statements to the effect that in making the examination necessary for the audit of such statements, they have obtained no knowledge of any condition or event which constitutes a Default or an Event of Default as a result of non-compliance with the covenants set forth in Article IX, or if such accountants shall have obtained knowledge of any such condition or event, specifying in such certificate each such condition or event of which they have knowledge and the nature and status thereof;

             (f) as soon as available, but not later than January 15th of each Fiscal Year (or the first Business Day thereafter if January 15th is not a Business Day), projections on an annual basis for the Borrower and its Subsidiaries in form and substance reasonably acceptable to Lender, prepared in reasonable detail with appropriate presentation and disclosure of the principal assumption upon which such projections are based, accompanied by a statement of the chief financial officer of Borrower on behalf of Borrower to the effect that, to the best of his Knowledge, the projections were reasonable under the circumstances and made in good faith by the management of Borrower.

             (g) promptly after obtaining Knowledge thereof, notice of any event, which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

             (h) as soon as possible and in any event within five Business Days after the Borrower obtains Knowledge of the occurrence of any Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto;

             (i) as soon as possible, and in any event within ten days after any of the Borrower or any Subsidiary has Knowledge that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of Borrower setting forth details respecting such event or condition and the action, if any, which such Borrower or such Subsidiary or ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Borrower or such Subsidiary or an ERISA Affiliate with respect to such event or condition): (i) any reportable event, as defined in
Section 4043 (b) of ERISA, with respect to a Plan with Unfunded Benefit Liabilities in excess of $250,000, as to which PBGC has not by regulation waived the requirement of Section 4043 (a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA including, without limitation, the failure to make on or before its due date a required installment under Section 412 (m) of the Code or Section 302 (e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412 (d) of the Code) and any request for a waiver under Section 412
(d) of the Code for any such Plan; (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Borrower or such Subsidiary or an ERISA Affiliate to terminate any Plan; provided that as a result of such termination, the Borrower or such Subsidiary or such ERISA Affiliate will incur liability in excess of $250,000; (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan with Unfunded Benefit Liabilities in excess of $250,000, or the receipt by the Borrower or such Subsidiary or any ERISA Affiliate of a notice from a similarly underfunded Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan; (iv) the complete or partial withdrawal from a Multiemployer Plan by any of the Borrower or such Subsidiary or any ERISA Affiliate that results in a current payment obligation in excess of $250,000 under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by any of the Borrower or such Subsidiary or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvent pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under
Section 4041 A of ERISA; (v) the adoption of an amendment to any Plan that pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA would result in the loss of tax-exempt status of the trust of which such Plan is a part if any of the Borrower or such Subsidiary or an ERISA Affiliate fails to timely provide security in excess of $250,000 to such Plan in accordance with the provisions of said Sections; (vi) any event or circumstance exists which may reasonably be expected to constitute grounds for Borrower or such Subsidiary or any ERISA Affiliate to incur liability in excess of $250,000 under Title IV of ERISA or under Sections 412(c)(1) or 412 (n) of the Code with respect to any Plan; or (vii) the Unfunded Benefit Liabilities of one or more Plans increase after the date of this Agreement in an amount which is material in relation to the financial condition of the Borrower and the Subsidiaries, taken as a whole;

             (j) promptly after the sending thereof, copies of all final proxy statements, annual and quarterly financial statements and reports which the Borrower or any Subsidiary sends or has made generally available to its stockholders, and copies of all regular, periodic and special reports, and after the effective date thereof, all registration statements, which the Borrower or any Subsidiary files with the Securities and Exchange Commission or any

Governmental Authority which may be substituted therefor, or with any national securities exchange;

             (k) promptly after having Knowledge of (i) the existence of any material violation or alleged material violation of any Environmental Law by the Borrower or any Subsidiary, which in either case shall mean that the reasonably expected cost to the Borrower or any such Subsidiary as a result thereof will be at least $50,000; (ii) the receipt of any notice or claim that the Borrower or any Subsidiary is a potentially responsible party for remediation costs in excess of $50,000 incurred or to be incurred at any Property under any Environmental Law; (iii) any of the operations or facilities of Borrower or any Subsidiary having become the subject of any state or federal investigation evaluating whether any remedial action pursuant to the National Contingency Plan, or any state equivalent, is needed to respond to a release or threatened release of Hazardous Materials into the environment; or (iv) any of the operations or facilities of Borrower or any Subsidiary becoming listed or are proposed for listing on the National Priorities List in accordance with 40 C.F.R., Part 300, Appendix B, or any state equivalent; prompt written notice thereof, what action the Borrower or such Subsidiary is taking or proposes to take with respect thereto and, when known, any action taken, or proposed to be taken, by any Governmental Authority with respect thereto;

             (l) as soon as possible and, in any event, within ten (10) days after Borrower or any Subsidiary receives written notice of the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any Governmental Authority against or involving Borrower or any Subsidiary of the type and size/amount described in Section 6.11 and thereafter, promptly after the occurrence thereof, notice of any material adverse change in the status or the financial effect on Borrower or any Subsidiary of such actions, suits, investigations, litigation and proceedings;

             (m) promptly after the commencement thereof or promptly after Borrower or any Subsidiary knows of the commencement or threat thereof, notice of any Forfeiture Proceeding; and

             (n) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any Subsidiary as Lender may from time to time reasonably request.

Section 7.09 Additional Subsidiaries. Promptly upon: any Person becoming a Subsidiary; any Immaterial Subsidiary ceasing to be an Immaterial Subsidiary; and any Other Foreign Subsidiary becoming a First-Tier Foreign Subsidiary which is not an Immaterial Subsidiary; (a) if such Subsidiary is a Domestic Subsidiary, cause such Subsidiary to (i) Guaranty the Obligations, pursuant to a Guaranty substantially in the form of the Guaranty Agreement or a joinder agreement thereto and (ii) unless such Subsidiary is an Immaterial Subsidiary, secure such Guaranty by granting a security interest in all of its personal Property (other than more than 65% of the Capital Stock of a First-Tier Foreign Subsidiary which is not an Immaterial Subsidiary) owned by the Borrower or a Domestic Subsidiary to the Lender, pursuant to a security agreement substantially in the form of the Security Agreement or a joinder agreement thereto, (b) unless such Subsidiary is an Immaterial Subsidiary, pledge, or cause the pledge, of all of the Capital Stock of such Subsidiary (other than more than 65% of the Capital Stock of a First-Tier Foreign

Subsidiary which is not an Immaterial Subsidiary) owned by the Borrower or any Domestic Subsidiary to the Lender, pursuant to a pledge agreement in form substantially similar to the Pledge Agreement or a joinder agreement thereto,
(c) deliver to the Lender the stock certificates (if any) representing such pledged Capital Stock with undated executed stock powers therefor in blank, and
(d) unless such Subsidiary is an Immaterial Subsidiary, deliver to the Lender such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by the Borrower pursuant to Article 5 or as Lender shall have reasonably requested. The requirements of clauses (a) through (c) above shall be satisfied within five (5) Business Days and the requirements of clause (d) above shall be satisfied within thirty (30) days of any Person becoming a Subsidiary or any Immaterial Subsidiary ceasing to be an Immaterial Subsidiary.

Section 7.10 Payment of Taxes and Claims. File all United States federal income tax returns and all other foreign, state and local tax returns which are required to be filed by it, and pay all taxes shown as due thereon, prior to the date on which any material penalties would attach thereto and pay and discharge any assessments or governmental charges imposed in connection therewith; provided, that the Borrower and any Subsidiary shall not be required to pay any such tax, assessment, charge or claim that are being contested by the Borrower in good faith by appropriate proceedings, diligently prosecuted, provided that, at the time of the commencement and during the pendency of such proceedings (a) adequate reserves have been established on the Borrower's books in accordance with GAAP (including reserves for any penalty for late payment) and (b) such non-payment could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Notwithstanding the foregoing, the Borrower shall, and shall cause each Subsidiary to, pay in full all of its wage obligations to its employees in accordance with the Fair Labor Standards Act (29 U.S.C. Sections 206-207) and any comparable provisions of any applicable law.

Section 7.11 Bank Accounts. Except for Immaterial Subsidiaries, use its commercially reasonable efforts to maintain all primary deposit and other bank accounts with the Lender.

Section 7.12 Material Contracts. Perform and observe in all material respects, all the terms and provisions of each Material Contract to be performed or observed by it, unless any failure to perform or observe any term or provision could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                                  ARTICLE VIII
                               NEGATIVE COVENANTS

      So long as any Obligation shall remain unpaid or any Lender shall have any Revolving Credit Commitment, the Borrower shall not, and shall not permit any Subsidiary to:

Section 8.01 Debt. Create, incur, assume or suffer to exist any Debt, except for the following Debt, unless otherwise prohibited by Section 8.18:

             (a) Debt of the Obligors under this Agreement, the Note and the other Facility Documents;

             (b) Debt consisting of Guaranties permitted pursuant to Section
8.02;

             (c) Debt incurred or assumed (including prior existing Debt of any acquired entity) in connection with any Acquisition permitted by Section 8.11 or on terms and conditions approved by the Lender in writing, provided, that, such Debt has been subordinated to the Obligations in favor of the Lender in form and substance reasonably acceptable to the Lender;

             (d) Purchase Money Debt, excluding Debt incurred in connection with an Acquisition permitted under Section 8.11, not to exceed $5,000,000 (including Debt incurred in connection with Capital Expenditures and Capital Leases permitted by Section 8.04(b) in the aggregate) during any Fiscal Year; provided, that any such Purchase Money Debt (i) shall be secured only by the asset acquired in connection with the incurrence of such Purchase Money Debt and (ii) shall constitute not less than 50% of the aggregate consideration paid with respect to such asset;

             (e) Existing Debt listed in Schedule 8.01(e);

             (f) Debt under Interest Rate Protection Agreements with the Interest Rate Protection Agreement Counterparty;

             (g) Debt owed by any Obligor to any other Obligor;

             (h) Debt arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guaranties or letters of credit, surety bonds or performance bonds securing the performance by the Borrower or any Subsidiary pursuant to such agreements, in connection with Acquisitions permitted by Section 8.11 or permitted dispositions of any business, assets or Subsidiary of the Borrower or any of its Subsidiaries;

             (i) Debt which may be deemed to exist pursuant to any performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business;

             (j) Debt in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;

             (k) extensions, renewals, refinancings or replacements of Debt permitted under this Section 8.01 to the extent such extensions, renewals, refinancings or replacements include terms and conditions not less favorable to the obligor thereof than the Debt being extended, renewed, refinanced or replaced; provided, such Debt permitted under the immediately preceding clause shall not exceed the principal amount of the Debt being renewed, extended, refinanced or replaced and such extension, renewal, refinancing or replacement of Debt shall be pledged to the Lender to the same extent as the Debt which is extended, renewed, refinanced or replaced; and

             (l) other unsecured Debt in an aggregate amount not to exceed $15,000,000 at any time outstanding.

Section 8.02 Guaranties. Create, incur, assume or suffer to exist any Guaranty, except for the following Guaranties, unless otherwise prohibited by Section 8.18:

             (a) Guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

             (b) Guaranties of the Obligations by the Domestic Subsidiaries;

             (c) Guaranties by Borrower or any Subsidiary of Debt or other obligations of Borrower or any Subsidiaries provided that the incurrence of such Debt or obligation is permitted by Section 8.01;

             (d) Guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees, lessees and licensees of the Borrower and its Subsidiaries;

             (e) Guaranties of leases permitted by Section 8.04;

             (f) Guaranties by the Borrower or any Subsidiary in connection with any Acquisition permitted by Section 8.11;

             (g) Guaranties of Debt that would otherwise be permitted by Section 8.01; and

             (h) existing Guaranties listed on Schedule 8.01(e).

Section 8.03 Liens. Create, incur, assume or suffer to exist any Lien upon or with respect to any of its Property (including, without limitation, motor vehicles) now owned or hereafter acquired, except for Permitted Liens.

Section 8.04 Leases. Create, incur, assume or suffer to exist any obligation as lessee for the rental or hire of any Property, except for the following lease obligations, unless otherwise prohibited by Section 8.18:

             (a) leases existing on the date of this Agreement and any extensions, supplements or renewals thereof;

             (b) Capital Leases (including taxes, insurance, maintenance and similar expenses which the Borrower or any Subsidiary is required to pay under the terms of any such lease), including Purchase Money Debt permitted under
Section 8.01(d), not to exceed $5,000,000 in the aggregate during any Fiscal
Year;

             (c) leases (other than Capital Leases), the rental payments for which do not exceed in the aggregate $25,000,000 during any Fiscal Year;

             (d) licenses of intellectual property (such as copyrights, patents, trademarks and software) used in the operation of the Business; and

             (e) Capital Leases and other leases in connection with Acquisitions permitted by Section 8.11.

Section 8.05 Investments. Make any Investment, except for the following Investments, unless otherwise prohibited by Section 8.18:

             (a) Investments in cash and Cash Equivalents;

             (b) Investments in Property to be used or useful in the ordinary course of business of the Borrower or any Subsidiary;

             (c) Investments in stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower or any Subsidiary;

             (d) Investments which are (i) travel, vacation and similar advances to employees of the Borrower or any Subsidiary for the reimbursement of expenses made or incurred in the ordinary course of business and (ii) loans and other advances to employees of the Borrower and any Subsidiary not covered in clause
(i) above in an aggregate amount not to exceed $3,000,000 at any time outstanding;

             (e) Interest Rate Protection Agreements;

             (f) Existing Investments listed on Schedule 8.05(f);

             (g) Investments in any Obligor that is not an Immaterial
Subsidiary;

             (h) Debt owed by an Obligor to any other Obligor to the extent permitted by Section 8.01(g);

             (i) Investments made in connection with Acquisitions permitted by
Section 8.11;

             (j) Investments (i) in any marketable securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors and (ii) in the form of deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of Borrower and its Subsidiaries; and

             (k) Other Investments in an aggregate amount not to exceed in any Fiscal Year $6,000,000.

Section 8.06 Distributions. Make any Distribution, except for the following Distributions, unless otherwise prohibited by Section 8.18:

             (a) the Borrower and any Subsidiary may make Distributions payable solely in its common stock (and cash for fractional shares;

             (b) any Subsidiary of the Borrower may make Distributions to the Borrower or any Wholly-Owned Domestic Subsidiary of the Borrower; and

             (c) the Borrower may redeem or purchase shares of its capital stock (or options to purchase its capital stock) held by former employees of the Borrower or any of its Subsidiaries following the termination of their employment.

Section 8.07 Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of any of its now owned or hereafter acquired Property (including, without limitation, shares of Capital Stock and indebtedness, and receivables), except for the following sales, leases, assignments, transfers or dispositions of any such Property, unless otherwise prohibited by Section 8.18:

             (a) sales, leases, assignments, transfers or other dispositions of inventory in the ordinary course of business;

             (b) licenses of intellectual property (such as copyrights, trademarks, patents and software) in the ordinary course of business;

             (c) any sale, lease, assignment, transfer or other disposition of Property during each Fiscal Year for fair market value in cash so long as the aggregate consideration for such disposition and all other disposition considerations made during such Fiscal Year does not exceed $21,000,000 and no Default or Event of Default has occurred and is continuing or would occur and be continuing after giving effect to such disposition;

             (d) the sale, lease, assignment, transfer or other disposition of assets in the ordinary course of business, which are obsolete or are no longer used or useful in the conduct of its Business;

             (e) the sale, transfer, disposition or exchange of any of the Investments permitted by Section 8.05;

             (f) sales, leases, assignments, transfers or other dispositions of Property among Obligors unless otherwise specifically prohibited under this Agreement or any other Facility Document;

             (g) subject to section 8.09, the sale, lease, assignment, transfer or other disposition of any Immaterial Subsidiary;

             (h) the sale, lease, assignment, transfer or other disposition of any assets between any Immaterial Subsidiaries or between any Foreign Subsidiaries; and

             (i) subject to section 8.09, the sale, lease, assignment, transfer or other disposition of any assets by any Foreign Subsidiary.

Nothing in this Section 8.07 shall be construed to permit the sale, lease, assignment, transfer or other disposition of any of the Borrower's or any of its Subsidiaries' now owned or hereafter acquired Property in which the Lender holds a Lien pursuant to any of the Security Documents in violation of the requirements of any of the Security Documents (provided that the foregoing shall not be construed to prohibit, and all Security Documents shall be deemed to permit, transfers permitted under clause (f) above and, provided further, that such transfers shall continue to be subject to any Lien in favor of the Lender).

Section 8.08 Transactions with Affiliates.

             (a) Make any Investment in an Affiliate other than the Borrower or any of its Subsidiaries (unless otherwise prohibited by Section 8.18);

             (b) transfer, sell, lease, assign or otherwise dispose of any Property to any Affiliate other than the Borrower or any of its Subsidiaries (unless otherwise prohibited by Section 8.18);

             (c) merge into or consolidate with or purchase or acquire Property from any Affiliate other than the Borrower or any of its Subsidiaries (unless otherwise prohibited by Section 8.18); or

             (d) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate other than the Borrower or any of its Subsidiaries (including, without limitation, guaranties and assumption of obligations of any Affiliate); provided, that (i) any Affiliate who is an individual may serve as a director, officer or employee of the Borrower or any Subsidiary and receive reasonable compensation for his or her services in such capacity; and (ii) unless otherwise prohibited by Section 8.18, the Borrower or any Subsidiary may enter into other transactions (other than Investments by the Borrower or any Subsidiary in any Affiliate other than the Borrower or any of its Subsidiaries) providing for the rendering or receipt of goods or services in the ordinary course of business; provided, that in each case in the foregoing clause (ii) the monetary or business consideration arising therefrom would be substantially as advantageous to Borrower or such Subsidiary as the monetary or business consideration which would be obtained in a comparable arm's length transaction with a Person not an Affiliate and provided further, that if any transaction or a series of related transactions involves an amount in excess of $500,000 in any given Fiscal Year, such transaction or transactions shall be approved by the Board of Directors of Borrower.

Section 8.09 Mergers; Organization of New Subsidiaries. (a) Subject to Section 8.18, merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or organize new Subsidiaries (other than Immaterial Subsidiaries); except that, subject to Section 8.18, any Subsidiary of the Borrower may merge with or into or consolidate with or transfer all or substantially all of its assets to the Borrower or any Wholly-Owned Subsidiary of the Borrower.

             (b) Notwithstanding the foregoing or anything to the contrary contained in this Agreement, (i) the Borrower, either directly or through any Wholly-Owned Domestic Subsidiary, may form and organize new Wholly-Owned Domestic Subsidiaries, provided that (A) within five (5) Business Days of the formation of any such Wholly-Owned Domestic Subsidiary, the provisions of
Section 7.09(a) through (c) have been complied with in regard to such Wholly-Owned Domestic Subsidiary, and (B) within thirty (30) days of the formation of any such Wholly-Owned Domestic Subsidiary, the provisions of
Section 7.09(d) have been complied with in regard to such Wholly-Owned Domestic Subsidiary, (ii) Wholly-Owned Immaterial Subsidiaries may be formed solely for the purpose of facilitating an Acquisition as permitted by clause (ii) of the last sentence of Section 8.18 without satisfying the provisions of Section 7.09 and (iii) the Borrower or any Subsidiary may dissolve any Immaterial Subsidiary.

Section 8.10 Subsidiaries' Stock and Debt. Except as otherwise permitted by this Agreement, directly or indirectly sell, assign, pledge or otherwise dispose of any capital market debt securities of, or claim against, or any shares of stock or similar interests or other securities of (or warrants, rights or options to acquire stock or similar interests or other securities of), any Subsidiary, or any intercompany Debt listed on Schedule 8.01(e) or any intercompany Debt permitted under Section 8.01, except to the Lender or a Wholly-Owned Domestic Subsidiary pursuant to any of the Security Documents, or as directors' qualifying shares if required by applicable law.

Section 8.11 Acquisitions. Make any Acquisition, except that Borrower or any Subsidiary may make any Acquisition, unless otherwise prohibited by Section 8.18, if:

             (a) such Acquisition relates to the Business and has been approved in good faith by (i) the Board of Directors of Borrower to the extent required by the bylaws or other organizational documents of the Borrower, (ii) the Board of Directors of the entity that is the acquiror and (iii) the Board of Directors or other organizational governance body of the acquired entity or the Board of Directors or other organizational governance body of the other parties to the joint venture (in the case of Acquisitions in a joint venture);

             (b) no Default or Event of Default exists or would exist after giving effect to such Acquisition;

             (c) after considering the pro forma position of the Consolidated Entities subsequent to such Acquisition, the Borrower will continue to be in compliance with the financial covenants contained in Article IX, and the chief financial officer of Borrower has delivered a Compliance Certificate to Lender demonstrating such compliance;

             (d) the assets to be acquired shall not be subject to any Lien or encumbrance, except Permitted Liens;

             (e) the Borrower shall have furnished Lender with such additional documents and information (including without limitation appraisals and environmental reports), in each case at the Borrower's sole cost, as the Lender shall have reasonably requested in connection with such Acquisition;

             (f) with respect to Acquisitions of Wholly-Owned Subsidiaries only, and not Acquisitions in joint ventures, the Borrower has complied with Section
7.09 (unless such Acquisition transaction shall comply with the provisions of clause (ii) of the last sentence of Section 8.18); and

             (g) for any Acquisition pursuant to which the Borrower or the Subsidiaries making such Acquisition pays more than $15,000,000 in consideration (including the incurrence, continuance or assumption of Debt) in any Fiscal Year or if, after giving effect to the consummation of such Acquisition, the Borrower or the Subsidiaries will have paid more than an aggregate of $35,000,000 in consideration (including the incurrence, continuance or assumption of Debt) with respect to such Acquisition and all other Acquisitions consummated during any Fiscal Year, such Acquisition shall have received the prior written consent of the Lender, and the conditions set forth in clauses (a) through (f) of this Section shall have been satisfied.

Section 8.12 Fiscal Year. Change its Fiscal Year without the prior written consent of the Lender.

Section 8.13 Restrictions. Enter into, or suffer to exist, any agreement with any Person other than the Lender that (a) prohibits, requires the consent of such Person for, or limits the ability of the Borrower or any Subsidiary (i) to make Distributions or pay liabilities, or make loans or advances (ii) to create, incur, assume or suffer to exist any Lien upon any of its Property whether now owned or hereafter acquired in favor of the Lender or (iii) to enter into any modification or supplement of the Facility Documents; or (b) contains financial covenants which, taken as a whole, are more restrictive on the Borrower or any Subsidiary than the financial covenants contained in Article IX.

Section 8.14 Sale-Leaseback Transactions. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

Section 8.15 Accounting Change. Make or permit any change in its accounting policies or financial reporting practices and procedures, except changes in accounting policies which are required or permitted by GAAP and changes in financial reporting practices and procedures which are required or permitted by GAAP, in each case as to which Borrower shall have delivered to the Lender prior to the effectiveness of any such change a report prepared by a responsible financial officer of Borrower describing such change and explaining in reasonable detail the basis therefor and expected effect thereof.

Section 8.16 Charter Amendments. Amend its certificate or articles of incorporation or bylaws or other organization documents, in such a way that is reasonably likely to materially and adversely affect the rights of the Lender under the Facility Documents.

Section 8.17 Amendment, Modification and Termination of Material Contracts. Cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof (except in accordance with its terms), amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder, waive any default under or any breach of any Material Contract, agree in any manner to any other amendment, modification or change of any term or condition of any Material Contract, or take any action that would cause such Material Contract to cease to be in full force and effect, in each case if such action could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 8.18 Immaterial and Foreign Subsidiaries. Notwithstanding anything contained in this Agreement to the contrary, the Borrower, each Domestic Subsidiary and each First-Tier Foreign Subsidiary shall not:

             (a) transfer, sell, lease, assign or otherwise dispose of any Property to any Immaterial Subsidiary or any Other Foreign Subsidiary, except in an aggregate amount not to exceed $1,000,000 at any time and except for Investments permitted by Section 8.18(b);

             (b) make any Investment in any Immaterial Subsidiary or any Other Foreign Subsidiary, except in an aggregate amount, in addition to amounts set forth on Schedule 8.05(f), not to exceed $10,000,000 in any Fiscal Year;

             (c) create, incur, assume or suffer to exist any Debt to, or any Guaranty for the benefit of, any Immaterial Subsidiary or Other Foreign Subsidiary, except in an aggregate amount, in addition to Debt and Guaranties set forth on Schedule 8.01(e), not to exceed $10,000,000 at any time outstanding and except for intercompany payables for intercompany services rendered in the ordinary course of business;

             (d) merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its assets (whether now owned or, hereafter acquired) to, any Immaterial Subsidiary or any Foreign Subsidiary; provided, that any First-Tier Foreign Subsidiary may merge with or into or consolidate with or transfer all or substantially all of its assets to any Other Foreign Subsidiary if as a result of such transaction the surviving entity becomes a First-Tier Foreign Subsidiary and the requirements of Section 7.09 are satisfied; and

             (e) take any action, including without limitation any of the actions otherwise permitted by this Section 8.18, if, as a result thereof, the covenant set forth in Section 9.05 would be violated.

Notwithstanding the foregoing or anything to the contrary contained in this Agreement, (i) none of the foregoing shall apply to any Immaterial Subsidiary with respect to which the Borrower and such Immaterial Subsidiary have first complied with the provisions of Section 7.09, after which such Subsidiary shall no longer be considered to be an Immaterial Subsidiary hereunder; (ii) any Immaterial Subsidiary or any Foreign Subsidiary may engage in any of the foregoing activities or transactions as a part of a related series of transactions pursuant to an Acquisition otherwise permitted hereunder if, at the final conclusion of such transaction, such Immaterial Subsidiary or Foreign Subsidiary will merge with Borrower or a Domestic Subsidiary (other than an Immaterial Subsidiary) and is or becomes an Obligor hereunder or will remain a First-Tier Foreign Subsidiary or an Immaterial Subsidiary; and (iii) any one or more Immaterial Subsidiaries or Foreign Subsidiaries may merge or consolidate with one another or into Borrower or a Subsidiary that is not an Immaterial Subsidiary and not a Foreign Subsidiary.


                                   ARTICLE IX
                              FINANCIAL COVENANTS

Section 9.01 Leverage Ratio. The Borrower shall maintain, as determined as at the end of each Fiscal Quarter (commencing with the Fiscal Quarter ending on March 31, 2003), a Leverage Ratio of not greater than 1.00 to 1.00, adjusted to include, on a pro forma basis, (a) the results of operations of the Recently Acquired Companies for the portions of the applicable four Fiscal Quarters period occurring both before and after the respective acquisition dates and (b) the repayment of all obligations under the Goldman Sachs Credit Facility other than for the letters of credit listed on Schedule 8.01(e) (the "Pro Forma Adjustment").

Section 9.02 Total Liabilities to Consolidated Net Worth Ratio. The Borrower shall maintain, as determined as at the end of each Fiscal Quarter (commencing with the Fiscal Quarter ending on March 31, 2003), a ratio of Total Liabilities to Consolidated Net Worth of not greater than 1.0 to 1.0.

Section 9.03 Quarterly Net Income. The Borrower shall have not less than $1.00 of Consolidated Net Income, as determined for and as at the end of each Fiscal Quarter (commencing with the Fiscal Quarter ending on March 31, 2003).

Section 9.04 Minimum EBITDA. The Borrower shall maintain, as determined as at the end of each Fiscal Quarter (commencing with the Fiscal Quarter ending on March 31, 2003), for the four Fiscal Quarter period ending on such date of determination, Consolidated EBITDA, after giving effect to the Pro Forma Adjustment, of not less than $62,500,000; such $62,500,000 amount to be increased by an amount equal to 75% of the EBITDA of any entity (other than the Recently Acquired Companies) that is the subject of an Acquisition consummated during such four Fiscal Quarter measurement period (provided that, with respect to an Acquisition of a joint venture, such joint venture becomes, upon consummation of the Acquisition, a Consolidated Entity) for the same four Fiscal Quarter measurement period which includes the date of the Acquisition of such entity, including the EBITDA of such entity for the portions of such four Fiscal Quarter measurement period occurring both before and, without duplication, after the consummation of the Acquisition.

Section 9.05 Domestic Assets. The Borrower, together with all Domestic Subsidiaries (other than Immaterial Subsidiaries), shall at all times own at least an aggregate amount of assets comprised of cash, Cash Equivalents and accounts receivable (net of any allowances for doubtful accounts, determined in accordance with GAAP) free and clear of all Liens, except Liens granted pursuant to the Facility Documents, having a value of at least $32,000,000, which assets shall at all times be maintained and located in the United States of America.

                                   ARTICLE X
                                EVENTS OF DEFAULT

Section 10.01 Events of Default. Any of the following events shall be an "Event of Default":

             (a) (i) the Borrower shall fail to pay the principal of the Note on or before the date when due and payable; (ii) any Obligor shall fail to pay interest on the Note or any fee or other amount due the Lender hereunder or under any other Facility Document on or before the fifth (5th) Business Day after the date when due and payable; or (iii) the Borrower shall fail to pay any fee or other amount due the Issuing Lender or any Interest Rate Protection Agreement Counterparty on or before the fifth (5th) Business Day after the date when due and payable;

             (b) any representation or warranty made or deemed made by any Obligor in this Agreement or in any other Facility Document or which is contained in any written certificate, document, opinion, financial or other statement furnished at any time under or in connection with any Facility Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made or furnished;

             (c) (i) any Obligor shall fail to perform or observe any term, covenant or agreement contained in Section 2.03, Section 7.05 (to the extent that the failure to perform involves the failure to maintain insurance), Section 7.08, Section 7.09, Section 7.10, Article 8 or Article 9; or (ii) any Obligor shall fail to perform or observe any term, covenant or agreement on its part to be performed or observed (other than the obligations specifically referred to elsewhere in this Section 10.01) in any Facility Document to which it is a party and, in each such case referred to in this clause (ii), such failure shall continue for thirty (30) consecutive days after it has obtained Knowledge thereof;

             (d) any Obligor shall: (i) fail to pay any Debt in an aggregate principal amount exceeding $2,000,000 (other than the payment obligations described in (a) above), or any interest or premium thereon, or any other amount thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), taking into account any applicable grace periods; (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Debt, when required to be performed or observed, taking into account any applicable grace periods, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or passage of time, or both, the maturity of such Debt or any other Debt of any Obligor, unless such failure to perform or observe shall be waived in writing by the holder of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

             (e) any Obligor generally does not pay its debts as such debts become due, or admits in writing its inability to pay its debts generally; any Obligor commences a voluntary case concerning it under Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against any Obligor under the Bankruptcy Code and an order for relief is entered or the petition is controverted but remains undismissed for sixty (60) days after the commencement of the case; or any Obligor commences any other proceeding under any reorganization, arrangement, readjustment of debt, relief of debtors, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Obligor; or there is commenced against any Obligor in a court of competent jurisdiction any such proceeding which is consented to or acquiesced in by such Obligor or which remains undismissed for a period of sixty (60) days after the commencement thereof; or any Obligor consents to the appointment pursuant to a decree or order of a court in any such proceeding of a custodian (as defined in the Bankruptcy Code) for, or to take charge of, all or substantially all of its property or any Obligor suffers any such appointment by a court of competent jurisdiction to continue undischarged or unstayed for a period of sixty (60) days after such appointment; or any Obligor makes a general assignment for the benefit of creditors; or any Obligor takes any action authorizing the taking of any of the foregoing actions to be taken by it;

             (f) one or more judgments, decrees or orders for the payment of money in excess of $1,000,000 in any individual case or $2,000,000 in the aggregate (to the extent not covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage), shall be rendered against any Obligor and (i) any action shall be taken by a judgment creditor to levy upon any of the Properties of any Obligor to enforce any such judgment or (ii) such judgments, decrees or orders shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal;

             (g) any nonmonetary judgment or order shall be rendered against any Obligor that could reasonably be expected to have a Material Adverse Effect, and
(i) enforcement proceedings shall have been commenced by any person upon such judgment or order, and (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

             (h) any event or condition shall occur or exist with respect to any Plan or Multiemployer Plan concerning which the Borrower or any Subsidiary is under an obligation to furnish a report to the Lenders in accordance with
Section 7.08(i) and as a result of such event or condition, together with all other such events or conditions, the Borrower or such Subsidiary has incurred or is reasonably likely to incur an obligation to pay in excess of $1,000,000 at any time to a Plan, a Multiemployer Plan, the PBGC, or a Section 4042 Trustee (as defined in ERISA) (or any combination of the foregoing);

             (i) an "Event of Default" under and as defined in any other Facility Document shall have occurred and be continuing;

             (j) any of the Security Documents shall at any time after its execution and delivery and for any reason other than pursuant to the terms hereof and thereof cease: (i) to create a valid and perfected security interest in and to any material portion of the Collateral; or (ii) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Obligor or such Obligor shall deny it has any further liability or obligation under the Security Documents or such Person shall fail to perform any of its material obligations thereunder and such default shall have continued for a period of thirty (30) days after such Obligor has obtained Knowledge thereof; or

             (k) a Change of Control shall have occurred.

Section 10.02 Remedies. If any Event of Default shall occur and be continuing, the Lender may, by notice to the Borrower:

             (a) declare the Revolving Credit Commitment to be terminated, whereupon the same shall forthwith terminate;

             (b) declare the outstanding principal of the Note, all interest thereon and all other amounts payable under this Agreement, the Note and the other Facility Documents to be forthwith due and payable, whereupon the Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower;

             (c) irrespective of whether it is taking any of the actions described in this Section 10.02 or otherwise, make demand upon the Borrower to, and forthwith upon such

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

demand the Borrower will, pay to the Lender on behalf of the Issuing Lender in same day funds at the Lending Office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate L/C Obligations. If at any time the Lender determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Lender, or that the total amount of such funds is less than the aggregate L/C Obligations, the Borrower will, forthwith upon demand by the Lender, pay to the Lender, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate L/C Obligations over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Lender determines to be free and clear of any such right and claim; and/or

             (d) notify account debtors of Borrower and/or each other Obligor that Receivables have been assigned to the Lender and collect such Receivables directly in its own name and charge to the Borrower the collection costs and expenses incurred by the Lender, including reasonable attorneys' fees;

provided that, in the case of an Event of Default referred to in Section 10.01(e), the Revolving Credit Commitment shall be immediately terminated, and the Note, all interest thereon and all other amounts payable under this Agreement, the Note, and the other Facility Documents shall be immediately due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

Section 10.03 Remedies Cumulative. All remedies set forth in this Agreement and the other Facility Documents, or provided at law or in equity, are cumulative.

Section 10.04 Application of Proceeds. All monies received by the Lender or other holder or holders of any of the Notes from the exercise of remedies hereunder or under any other Facility Documents or under any applicable law, shall, unless otherwise required by the terms of the Facility Documents or by applicable. law, be applied as follows:

            First: to the payment of all expenses (to the extent not paid by the Borrower, any Subsidiary or any other Obligor) incurred by the Lender in connection with the exercise of such rights and remedies;

            Second: to the payment of the interest then accrued and unpaid on the Revolving Credit Loans;

            Third: to the payment of all remaining Obligations to the Lender, the Issuing Lender and Interest Rate Protection Agreement Counterparties (each such Person, a "Payee") (pro rata based on the proportion that the Obligations payable to such Payee bear to the aggregate amount of all remaining Obligations); and

            Fourth: to the Borrower or whomever else is entitled thereto.

                                   ARTICLE XI
                             (INTENTIONALLY OMITTED)

                                  ARTICLE XII
                                  MISCELLANEOUS

Section 12.01 Amendments and Waivers; Remedies Cumulative. Except as otherwise expressly provided in this Agreement or in any other Facility Document, any provision of this Agreement or any other Facility Document may be amended or modified only by an instrument in writing signed by the Borrower and Lender, and any provision of this Agreement or any other Facility Document may be waived by the Lender. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 12.02 Usury. All agreements among Borrower, Guarantor(s) and Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Lender for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement or the Note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Borrower and the Lender in the execution, delivery and acceptance of this Agreement to contract in strict compliance with the laws of New York State from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the other Facility Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements among Borrower, Guarantors, and Lender.

Section 12.03 Costs; Expenses; Taxes; Indemnification. The Borrower agrees to pay or reimburse (a) Lender for all its documented costs and expenses (including, without limitation, the reasonable fees and expenses of attorneys for the Lender) incurred in connection with the preparation and administration of this Agreement and the Facility Documents and (b) Lender for all costs and expenses (including, without limitation, the reasonable fees and expenses of attorneys for the Lender) incurred in connection with the default, collection, waiver or amendment of this Agreement or any of the Facility Documents, or in connection with Lender's exercise, preservation or enforcement of any of their rights, remedies or options hereunder, including without limitation in connection with (i) the enforcement or preservation of any rights under this Agreement or the Note or any other Facility Document or any other instrument or agreement entered into in connection herewith or therewith including, without limitation, the reasonable fees and disbursements of attorneys for Lender; (ii) any claim or action threatened, made or brought against Lender arising out of or relating to any extent to this Agreement, the Security Agreement, the Note or any other Facility Documents or any instrument or agreement entered into in connection with the transactions contemplated hereby or thereby;
(iii) the perfection of any security interest in the Collateral or in the maintenance of the Collateral; (iv) any amendment or modification of any Facility Document; (v) the payment of any tax, assessment, recording fee or similar charge; (vi) any waiver of any right of the Lender under any Facility Document and (vii) the reasonable fees and disbursements of any outside counsel to the Lender and/or the allocated costs of in-house legal counsel incurred from time to time in connection with the transactions contemplated by this Agreement, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with travel or other costs relating to any appraisals or examinations conducted in connection with the Obligations or any Collateral therefor. All such fees and expenses shall be Obligations secured by the Collateral and, commencing five (5) Business Days after demand therefor, shall, until paid, bear interest at the rate applicable to Loans upon the occurrence of an Event of Default. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of any of the Security Agreement and all related and/or necessary financing statements, and agree to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. The Borrower agrees to indemnify the Lender and its directors, officers and employees from, and hold each of them harmless against, any and all costs, losses, liabilities, claims, damages or out-of-pocket expenses incurred by any of them arising out of or by reason of any investigation of or litigation or other proceedings (including any threatened investigation or litigation or other proceedings against Lender) arising out of or relating to this Agreement or any other Facility Document or to any actual or proposed use by Borrower of the proceeds of the Loans or other extensions of credit hereunder or to the performance or enforcement of this Agreement or the other Facility Documents, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings. Notwithstanding anything to the contrary contained herein, this
Section 12.03 shall not be applicable with respect to the Lender or any of its directors, officers or employees to the extent any cost, loss, liability, claim, damage, or expense arises solely as a result of the gross negligence or willful misconduct of the Lender or such other Person.

Section 12.04 Survival. The obligations of the Borrower under Article 3 and Sections 4.01, 4.05, 12.03, and the obligations of the Lender under Section 12.13, shall survive the repayment of the Loans and the termination of the Revolving Credit Commitments and continue after the Revolving Credit Termination Date.

Section 12.05 Assignment; Participations.

             (a) This Agreement shall be binding upon, and shall inure to the benefit of, the Borrower, the Lender and their respective successors and assigns, except that the Borrower may not assign or transfer its rights or obligations hereunder, without prior written consent of the Lender (any of such assignment or transfer without such consent shall be null and void). Provided that the requirements of Section 12.05(c) are met, Lender shall have the unrestricted right at any time or from time to time to assign or sell participations in all of its rights and obligations hereunder or any part of its rights and obligations hereunder to another bank or other financial institution provided that (i) each such assignment shall be in a minimum amount equal to $3,000,000 and an integral multiple of $1,000,000 in excess thereof (unless such amount

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

constitutes the entire remaining amount of Lender's Commitment), (ii) each such assignment of Lender's Revolving Credit Commitment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of Lender's Revolving Credit Commitment, and (iii) each such assignment of Lender's Revolving Credit Commitment shall be subject to the consent of the Borrower, which consent will not be unreasonably withheld or delayed (provided that such consent shall not be required if a Default or an Event of Default has occurred and is continuing); in which event (x) in the case of an assignment, upon notice thereof by Lender to the Borrower, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it were a Lender hereunder; and (y) in the case of a participation, the participant shall have no rights under the Facility Documents and all amounts payable by the Borrower under the Facility Documents, including, without limitation, under Article 4, shall be determined as if Lender had not sold such participation. The agreement executed by Lender in favor of the participant shall not give the participant the right to require Lender to take or omit to take any action hereunder except action directly relating to (i) the extension of a payment date with respect to any portion of the principal of or interest on any amount outstanding hereunder allocated to such participant,
(ii) the reduction of the principal amount outstanding hereunder allocated to such participant or (iii) the reduction of the rate of interest payable on such amount or any amount of fees payable hereunder to a rate or amount, as the case may be, below that which the participant is entitled to receive under its agreement with Lender. Lender may furnish any information concerning the Borrower, any Subsidiary or any other Obligor (or any of their respective affiliates) in the possession of Lender from time to time to assignees and participants (including prospective assignees and participants); provided that Lender shall require any such prospective assignee or such participant (prospective or otherwise) to agree in writing to maintain the confidentiality of such information in accordance with the provisions of Section 12.13.

             (b) In addition to the assignments and participations permitted under paragraph (a) above, Lender may assign and pledge all or any portion of the Facility Documents, including any portion of the Note, held by it to (i) any Affiliate of Lender provided that the requirements of Section 12.05(c) are met with respect to any Affiliate of Lender or (ii) any Federal Reserve Bank organized under Section 4 of the Federal Reserve Act, 12 U.S.C., Section 341, as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such pledge or assignment or enforcement thereof shall release the assigning Lender from its obligations hereunder.

             (c) If, pursuant to this Section 12.05, any interest in this Agreement is transferred to any participant or assignee that is organized under the laws of any jurisdiction other than the United States or any state thereof, the Lender transferring such interest (the "Transferor Lender") shall cause such participant or assignee concurrently with the effectiveness of such transfer,
(i) to represent to the Transferor Lender (for the benefit of the Transferor Lender and the Borrower) that it is either (A) entitled to the benefits of an income tax treaty with the United States that provides for an exemption from United States withholding tax on interest and other payments which may be made by the Borrower under this Agreement; or (B) is engaged in a trade or business within the United States and such Loan is effectively connected with such trade or business, (ii) to furnish to the Transferor Lender and the Borrower either Internal Revenue Service Form W-8ECI or Internal Revenue Service Form W-8BEN (wherein such participant or assignee claims entitlement to complete exemption from federal withholding tax of the United States of America on all payments hereunder) and (iii) to agree (for the benefit of the Transferor Lender, the Lender and the Borrower) to provide to the Transferor Lender and Borrower such forms or documentation as may be required from time to time, including a new Form W-8ECI or Form W-8BEN upon the obsolescence of any previously delivered form, in accordance with applicable Laws of the United States of America establishing the current status of such participant or assignee with regard to continued entitlement to such complete withholding tax exemption. If, pursuant to this Section 12.05, an interest in this Agreement is transferred to any participant or assignee that is organized under the laws of the United States or any state thereof, such assignee or participant, to the extent required by law, shall provide the Borrower and the Transferor Lender with a completed Internal Revenue Service Form W-9.

             (d) In the event an assignment is permitted under paragraph (a) above, Borrower agrees that it shall, and it shall cause each Subsidiary to, execute, or cause to be executed, such documents, including, without limitation, non-substantive amendments to the Facility Documents and to any other documents, instruments and agreements executed in connection herewith as the assigning Lender shall deem necessary to effect the foregoing. In addition, at the request of the assigning Lender, and any such assignee, Borrower shall issue one or more new promissory notes, as applicable, to any such assignee and if the assigning Lender has retained any of its rights and obligations hereunder following such assignment, to such Lender which new promissory notes shall be issued in replacement of but not in discharge of, the liability evidenced by the promissory note held by such Lender prior to such assignment and shall reflect the amount of the respective commitments and loans held by such assignee and such Lender after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by an assigning Lender in connection with such assignment, and the payment by assignee of the purchase price agreed to by such Lender and such assignee, such assignee shall be a party to this Agreement and shall have all of the rights and obligations of a Lender hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by Lender pursuant to the assignment documentation between such assigning Lender and such assignee, and such assigning Lender shall be released from its obligations hereunder and thereunder to a corresponding extent.

Section 12.06 Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

      (a) if to the Borrower, to:
                  Kroll Inc.
                  900 Third Avenue
                  New York, New York 10022
                  Attention:  Sabrina H. Perel
                  Facsimile:  (212) 750-5628
                  Telephone:  (212) 833-3392
                  with a copy to:
                  Kramer Levin Naftalis & Frankel LLP
                  919 Third Avenue
                  New York, New York 10022
                  Attention:  Peter S. Kolevzon, Esq.
                  Facsimile:  (212) 715-8000
                  Telephone:  (212) 715-9100

      (b)  if to Lender, to:
                  Fleet National Bank
                  1185 Avenue of the Americas
                  New York, New York 10036
                  Attention: Michael M. Dwyer
                  Facsimile: (212) 819-4120
                  Telephone: (212) 819-5766


                  with a copy to:
                  Morrison Cohen Singer & Weinstein, LLP
                  750 Lexington Avenue
                  New York, New York 10022
                  Attention:  Stephen I. Budow, Esq.
                  Attention:  David A. Scherl, Esq.
                  Facsimile:  (212) 735-8708
                  Telephone:  (212) 735-8668

      Any party may change its address for notices hereunder by written notice to each other party hereunder. Each notice, request or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted and electronic confirmation is received, (b) if given by mail (registered or certified), three (3) days after such communication is deposited in the mails with registered first class postage prepaid, addressed as aforesaid or (c) if given by any other acceptable means, when delivered at the address specified in this Section 12.06.

Section 12.07 Setoff. Borrower hereby grants to the Lender a continuing lien, security interest and, upon the occurrence and during the continuance of an Event of Default, right of setoff as security for all liabilities and obligations to the Lender whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Lender or any entity under the control of FleetBoston Financial Corporation and its successors and assigns or in transit to any of them. At any time, upon the occurrence and during the continuance of an Event of Default, without demand or notice (any such notice being expressly waived by Borrower), Lender may set off the same or any part thereof and apply the same to any liability or obligation of Borrower and any Guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Loans. ANY AND ALL RIGHTS TO REQUIRE LENDER TO EXERCISE RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOANS PRIOR TO EXERCISING ITS RIGHT OF SET OFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

Section 12.08 JURISDICTION; IMMUNITIES.

             (a) EACH OF THE BORROWER AND THE LENDER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE OR ANY OTHER FACILITY DOCUMENT, AND EACH OF THE BORROWER AND THE LENDER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. EACH OF THE BORROWER AND THE LENDER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PERSON IN THE MANNER PROVIDED IN SECTION 12.06 FOR THE GIVING OF NOTICES. EACH OF THE BORROWER AND THE LENDER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH OF THE BORROWER AND THE LENDER FURTHER WAIVES ANY OBJECTION TO VENUE IN SUCH STATE AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN SUCH STATE ON THE BASIS OF FORUM NON CONVENIENS. BORROWER FURTHER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT AGAINST THE LENDER SHALL BE BROUGHT ONLY IN A NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY.

             (b) EACH OF THE BORROWER AND THE LENDER (BY ACCEPTANCE OF THE NOTE) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO TRIAL BY JURY, AND BORROWER WAIVES THE RIGHT TO INTERPOSE ANY NON-COMPULSORY COUNTERCLAIM, IN EACH CASE IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTE AND/OR ANY OTHER FACILITY DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE LENDER RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THE FACILITY DOCUMENTS AND AGREE THAT NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER CERTIFIES THAT NO REPRESENTATIVE, LENDER OR ATTORNEY OF THE LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDER TO ENTER INTO THIS AGREEMENT, ACCEPT THE NOTE AND MAKE THE LOANS.

             (c) Nothing in this Section 12.08 shall affect the right of the Borrower or the Lender to serve legal process in any other manner permitted by law or affect the right of the Lender to bring any action or proceeding against the Borrower or its Property in the courts of any other jurisdictions.

             (d) To the extent that Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its Property, the Borrower hereby irrevocably waives such immunity to the fullest extent permitted by law in respect of its obligations under this Agreement, the Note and the other Facility Documents.

Section 12.09 Table of Contents; Headings. The table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

Section 12.10 Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

Section 12.11 Entire Agreement. The Facility Documents, are intended by the parties as the final, complete and exclusive statement of the transactions evidenced thereby. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superceded by this Agreement and such other Facility Documents, and no party is relying on any promise, agreement or understanding not set forth in this Agreement or such other Facility Documents.

Section 12.12 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF, BUT THE LETTERS OF CREDIT SHALL BE SUBJECT TO THE UNIFORM CUSTOMS, THE PROVISIONS OF WHICH SHALL BE CONTROLLING IN THE EVENT OF A CONFLICT.

Section 12.13 Confidentiality. Lender agrees (on behalf of itself and each of its respective affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower, the Subsidiaries, any other Obligors and the Business pursuant to the Facility Documents, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by applicable Law, (ii) to counsel for the Lender, (iii) to bank examiners, and Lender's auditors or accountants, (iv) to the extent that such information is already publicly known not as result of any breach of this Section, (v) to any bona fide assignee or participant (or prospective bona fide assignee or participant) so long as such assignee or participant (or such prospective assignee or participant) agrees in writing to be bound by the

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provisions of this Section 12.13, or (vi) in connection with any litigation to which Lender is a party; provided, that unless specifically prohibited by applicable law or court order, the Lender shall make reasonable efforts to notify the Borrower of any request by any governmental agency or representative thereof for disclosure of any such non-public information prior to disclosure of such information, and provided further, that in no event shall Lender be obligated or required to return any materials furnished by the Borrower, the Subsidiaries or any other Obligors.

Section 12.14 Replacement Notes, Etc. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of any Note or any other security documents which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note or other security document, the Borrower will issue, in lieu thereof, a replacement note or other security document in the same principal amount thereof and other wise of like tenor.

Section 12.15 Treatment of Certain Information. The Borrower (a) acknowledges that services may be offered or provided to it in connection with actions to be taken under this Agreement and the other Facility Documents by Lender or by one or more of its Subsidiaries or Affiliates and (b) acknowledges that information delivered to Lender by the Borrower, any Subsidiary or any other Obligor (or any of their respective Affiliates) may be provided to each such Subsidiary and Affiliate; so long as, in each case, each such Subsidiary or Affiliate agrees to be bound by the provisions of Section 12.13.

Section 12.16 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.



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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                   BORROWER:

                                   KROLL INC.

                                   By: /s/ Michael G. Cherkasky
                                      ------------------------------------
                                      Name:  Michael G. Cherkasky
                                      Title: Chief Executive Officer
                                             and President

                                   FLEET NATIONAL BANK

                                   By: /s/ Michael M. Dwyer
                                      -------------------------------------
                                      Name:  Michael M. Dwyer
                                      Title: Senior Vice President


                                   Lending Office:
                                   1185 Avenue of the Americas
                                   New York, New York 10036


                                   ISSUING LENDER:

                                   FLEET NATIONAL BANK, as Issuing Lender

                                    By: /s/ Michael M. Dwyer
                                       -------------------------------------
                                        Name:  Michael M. Dwyer
                                        Title: Senior Vice President



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